Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of April 29, 2011

among

J. C. PENNEY COMPANY, INC.,
J. C. PENNEY CORPORATION, INC.,
J. C. PENNEY PURCHASING CORPORATION,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as LC Agent
___________________________

J.P. MORGAN SECURITIES LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BARCLAYS CAPITAL and
WELLS FARGO SECURITIES, LLC
as Joint Bookrunners and Lead Arrangers,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

and

BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Documentation Agents

[CS&M Reference No. 6701-806]

i

SCHEDULES:
Schedule 2.01 -- Commitments
Schedule 2.05 -- Issuing Banks
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Material Subsidiaries
Schedule 6.01 -- Existing Indebtedness

Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.08 -- Existing Restrictions

EXHIBITS:

Exhibit A --	Form of Assignment and Assumption
Exhibit B --	[Reserved]
Exhibit C --	Form of Guarantee and Collateral Agreement
Exhibit D --	Form of U.S. Tax Compliance Certificate
Exhibit E --	Form of Borrowing Request
Exhibit F --	Form of Interest Election Request
Exhibit G --	Form of Promissory Note

AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 29, 2011 (the “Agreement”), among J. C. PENNEY COMPANY, INC., J. C. PENNEY CORPORATION, INC., J. C. PENNEY PURCHASING CORPORATION, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as LC Agent.

The parties hereto are entering into this Agreement in order to amend and restate the Existing Credit Agreement (as defined herein).  Upon satisfaction of the conditions set forth herein, the Existing Credit Agreement shall be amended and restated in the form of this Agreement, with the effect provided in Section 9.15 hereof.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Parties” means the Parent Borrower and Purchasing.

“Additional Costs” has the meaning assigned to such term in Section 2.14(c).

“Additional Grantor” means any Subsidiary of the Parent Borrower that is designated by the Parent Borrower, with the prior written consent of the Administrative Agent, to become a party to the Collateral Agreement for the purpose of granting a security interest in such Subsidiary’s inventory; provided that the Parent Borrower shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary immediately upon such Subsidiary becoming an Additional Grantor.

“Additional Inventory” means, with respect to any Additional Grantor, any inventory owned by such Additional Grantor that the Parent Borrower and the Administrative Agent agree, in writing, shall be deemed to be “Collateral” under the Collateral Agreement.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, for purposes of calculating the Alternate Base Rate, the Adjusted LIBO Rate for any day shall be based on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Lending Office” means, for each Issuing Bank or Lender, the office or branch of such Issuing Bank or Lender (or an affiliate of such Issuing Bank or Lender) designated in an Administrative Questionnaire delivered by such Issuing Bank or Lender to the Administrative Agent or such other office or branch of such Issuing Bank or Lender as such Issuing Bank or Lender may, from time to time, in accordance with the terms of this Agreement, specify to the Administrative Agent, the Borrowers and the Account Parties as the office or branch by which its Letters of Credit, Loans or Commitments, as applicable, are to be made and maintained.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the participation fees in respect of Stand-by Letters of Credit or the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread”, “Stand-by Letter of Credit Fee Rate” or “Commitment Fee Rate”, as the case may be, based upon the Credit Rating of Holdings assigned by Moody’s and S&P, respectively, applicable on such date:

Credit Ratings Moody’s/S&P:	ABR Spread	Eurodollar Spread	Stand-by Letter of Credit Fee Rate	Commitment Fee Rate
Category 1 ≥Baa2/BBB	0.50%	1.50%	1.50%	0.250%
Category 2 Baa3/BBB-	0.75%	1.75%	1.75%	0.300%

Credit Ratings Moody’s/S&P:	ABR Spread	Eurodollar Spread	Stand-by Letter of Credit Fee Rate	Commitment Fee Rate
Category 3 Ba1/BB+	1.00%	2.00%	2.00%	0.325%
Category 4 Ba2/BB	1.50%	2.50%	2.50%	0.400%
Category 5 ≤Ba3/BB-	2.00%	3.00%	3.00%	0.500%
For purposes of the foregoing, (a) if either Moody’s or S&P shall not have in effect a Credit Rating (other than by reason of the circumstances referred to in the last sentence of this definition) the Applicable Rate shall be determined on the basis of the rating agency that does then have a Credit Rating in effect; (b) if the Credit Ratings established or deemed to be established by Moody’s and S&P shall fall within different Categories, the Applicable Rate shall be based on the higher of the two Credit Ratings unless one of the two Categories is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two Credit Ratings; (c) if neither Moody’s nor S&P has in effect a Credit Rating (other than by reason of the circumstances referred to in the last sentence of this definition) the Credit Ratings shall be deemed to be those set forth in Category 5; (d) the Applicable Rate shall be deemed to be the Applicable Rate set forth in Category 5 at any time that an Event of Default has occurred and is continuing and (e) if the Credit Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by Holdings or the Parent Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating obligors, the Parent Borrower and the Required Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of Credit Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Credit Rating most recently in effect prior to such change or cessation.

“Asset Coverage Certificate” means a certificate setting forth the calculation of the Asset Coverage Ratio and signed on behalf of the Parent Borrower by a Financial Officer.

“Asset Coverage Ratio” means, on any date, the ratio of (a) the book value of all Eligible Inventory as of the last day of the fiscal month ended on or most recently prior to such date, determined in accordance with GAAP as applied on a consistent basis (including the deduction of any marked-down inventory reserves in accordance with GAAP), to (b) the sum of (i) the total amount that Holdings and the Subsidiaries would be required to pay (taking into account any netting agreements) if all Swap Agreements to which they are parties were terminated as of the last day of the fiscal month ended on or most recently prior to such date (but only to the extent that such payment obligations constitute Obligations) plus (ii) total Revolving Credit Exposures as of such date.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning set forth in Section 2.22(a).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means the Parent Borrower and, if eligible to be a Borrower at the time in accordance with Section 2.20, each Borrowing Subsidiary.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary” means any Subsidiary with respect to which a Subsidiary Borrower Election shall have been executed and delivered as provided in Section 2.20 and with respect to which a Subsidiary Borrower Termination has not been executed and delivered as provided in Section 2.20.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings or a wholly owned Subsidiary of Holdings of any Equity Interest in the Parent Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than any retirement or savings plan for employees of Holdings and its Subsidiaries, of Equity Interests representing more than 42.5%

of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings, other than pursuant to a Permitted Holding Company Reorganization; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings, or a committee thereof, nor (ii) appointed by directors so nominated.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in the Collateral Agreement.

“Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement among the Guarantee Parties, the Additional Grantors and the Administrative Agent, substantially in the form of Exhibit C.

“Collateral and Guarantee Requirement” means the requirement that:

(a)  the Administrative Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Loan Party (except that no Person shall be required to grant a Lien on any of its assets during a Release Period);

(b)  at any time other than during a Release Period, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such

Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the  Administrative Agent for filing, registration or recording; and

(c)  each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of the Collateral Agreement, the performance of its obligations thereunder and the granting by it of the Liens thereunder (except that, during a Release Period, no Loan Party shall be required to grant a Lien on any of its assets or to obtain any consents or approvals or perform any obligations in connection with the granting of a Lien).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or pursuant to a Commitment Increase.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $1,250,000,000.

“Commitment Increase” has the meaning set forth in Section 2.22(b).

“Commitment Letter” means the Commitment Letter dated as of March 30, 2011 among the Commitment Parties and the Parent Borrower.

“Commitment Parties” means the Joint Bookrunners, Lead Arrangers, Syndication Agent and Joint Documentation Agents (each as identified on the cover page of this Agreement).

“Consenting Lender” has the meaning set forth in Section 2.23(b).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (disregarding any non-cash charges or credits related to any Plan, any non-qualified supplemental pension plan maintained, sponsored or contributed to by Holdings or any ERISA Affiliate, or any Multiemployer Plan) plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period plus (ii) consolidated financing costs associated with securitization programs for such period plus (iii) consolidated income tax expense for such period plus (iv) all amounts attributable to depreciation and amortization  for such period plus (v) any extraordinary or other non-recurring non-cash charges (it being understood that the write-down or write-off of any inventory or accounts receivable shall not be construed to be a non-recurring non-cash charge) for such period, provided that in the event Holdings or any Subsidiary makes any cash payment in respect of any such non-cash charge, such cash payment shall be deducted from Consolidated EBITDA in the period in which such payment is made, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary or other non-recurring gains for such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the excess of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Holdings and the Subsidiaries for such period, including any interest that is capitalized rather than expensed for such period minus (b) interest income of Holdings and the Subsidiaries for such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than Holdings) in which any other Person (other than Holdings or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any Subsidiary or the date that such Person’s assets are acquired by Holdings or any Subsidiary.

“Consolidated Rent Expense” means, for any period, the rental expense in respect of stores and other real property (other than Capital Lease Obligations) deducted in determining Consolidated Net Income for such period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Rating” means, in the case of Moody’s, the “Corporate Family Rating” (or its equivalent) assigned by Moody’s to Holdings and, in the case of S&P, the “Issuer Credit Rating” assigned by S&P to Holdings.

“Declining Lender” has the meaning set forth in Section 2.23(b).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified any Borrower, any Account Party, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disqualified Equity Interest” means any Equity Interest in Holdings that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, prior to the Specified Date;

(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), prior to the Specified Date; or

(c) is redeemable (other than solely for Equity Interests in Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by Holdings or any of its Affiliates, in whole or in part, at the option of the holder thereof, prior to the Specified Date;

provided that clauses (a) and  (c) hereto shall not apply to any requirement of mandatory redemption or repurchase that is contingent upon an asset disposition or the incurrence of Indebtedness if such mandatory redemption or repurchase can be avoided through repayment or prepayment of Loans or through investments by Holdings in assets to be used in their businesses or if such payment is contingent upon prior payment in full of the Obligations, and provided, further, that Equity Interests issued to any employee benefit plan, or by any such plan to any employees of Holdings or any of its Subsidiaries, shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible In-Transit Inventory” means all import inventory of the Loan Parties that is in transit from a location outside of the United States of America for which title remains with a Loan Party and which is fully insured; provided that the aggregate book value of all Eligible In-Transit Inventory shall not exceed 5% of the aggregate book value of all Eligible Inventory.

“Eligible Inventory” means (a) all inventory of the Loan Parties located in the United States of America and all Eligible In-Transit Inventory, other than consignment inventory (including inventory subject to “sale or return” arrangements), and (b) all Additional Inventory located in the United States of America, other than consignment inventory (including inventory subject to “sale or return” arrangements); provided that, unless and until the Liens granted under the Collateral Agreement are released as provided in Section 6.15(d) of the Collateral Agreement, any such inventory, Eligible In-Transit Inventory or Additional Inventory shall constitute “Eligible Inventory” only if such inventory is subject to a perfected first-priority Lien securing the Obligations pursuant to the terms of the Collateral Agreement.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the final rules and regulations promulgated thereunder, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by Holdings or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans (other than a termination initiated by Holdings or an ERISA Affiliate) or to appoint a trustee to administer any Plan; (g) the incurrence by Holdings or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Holdings or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which Holdings or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise be liable; or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of Holdings or any ERISA Affiliate.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Subsidiary” means, at any date, any Realty Company that is not a Material Subsidiary as of such date.  For purposes of determining whether a Realty Company is a Material Subsidiary, the computations required by the definition of the term “Material Subsidiary” shall be made including the accounts of all Excluded Subsidiaries.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document: (a) any Other Connection Taxes, (b) with respect to any payment made by or on account of any obligation of any Loan Party to a Lender, any U.S. federal withholding Tax imposed by any law in effect on the date such Lender (other than an assignee under Section 2.18(b)) becomes a party to this Agreement (or designates a new lending office), or attributable to such Lender’s failure to comply with Section 2.16(f), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Tax under Section 2.16(a) or (c) any Taxes imposed under, or as a result of a failure to comply with, FATCA (or any version of FATCA that is substantially comparable and not materially more onerous to comply with).

“Existing Credit Agreement” means the Credit Agreement dated as of April 8, 2009, as amended through the date hereof, among Holdings, the Account Parties, the financial institutions named therein as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and Wachovia Bank, National Association, as LC agent.

“Existing Indentures” means (a) the Indenture dated as of October 1, 1982, as amended, between the Parent Borrower and U.S. Bank National Association (successor to Bank of America National Trust and Savings Association), as trustee and (b) the Indenture dated as of April 1, 1994, as amended, between the Parent Borrower and U.S. Bank National Association (successor to Bank of America National Trust and Savings Association), as trustee.

“Existing Letter of Credit” means any letter of credit that is outstanding under the Existing Credit Agreement on the Effective Date.

“Existing Maturity Date” has the meaning set forth in Section 2.23(c).

“Extended Letter of Credit” has the meaning assigned to such term in Section 2.05(k).

“Extension Date” has the meaning set forth in Section 2.23(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, or any federal regulation promulgated or Revenue Ruling, Revenue Procedure, Notice, or other official interpretation issued by the IRS thereunder.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, vice president-chief accountant, treasurer, assistant treasurer or controller of Holdings or the Parent Borrower.

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA plus Consolidated Rent Expense to (b) Consolidated Interest Expense plus Consolidated Rent Expense, in each case for such period.

“Foreign Lender” means any Lender or Issuing Bank with respect to any Borrower, that (a) is not a “United States person” as defined by Section 7701(a)(30) of the Code (a “U.S. Person”), or (b) is a partnership or other entity treated as a partnership for U.S. federal income tax purposes which is a U.S. Person, but only to the extent the beneficial owners (including indirect partners if its direct partners are partnerships or other entities treated as partnerships for U.S. federal income tax purposes) are not U.S. Persons.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Funded Indebtedness” of any Person means, at any date for the determination thereof, without duplication, the sum of (a) the outstanding aggregate principal amount of all Indebtedness of such Person for borrowed money or of a type described in clause (c) or (d) of the definition of the term “Indebtedness” and (b) the outstanding aggregate principal amount of all Indebtedness of others of the type described in the preceding clause (a) for the payment of which such Person is responsible or liable pursuant to a Guarantee or otherwise; provided that Funded Indebtedness shall not include (i) any obligations under leases or any guarantees of obligations of others under leases, (ii) any obligations of such Person in respect of letters of credit, (iii) except as provided in clause (b) above, any contingent obligations of such Person or (iv) any Indebtedness of Holdings to any Subsidiary or of any Subsidiary to Holdings or any other Subsidiary.  It is understood that for the purposes of this definition the term “principal” when used at any date with respect to any Indebtedness issued at a discount shall mean the amount of principal of such Indebtedness that could be declared due and payable on that date upon the occurrence of one or more events permitting the acceleration of such Indebtedness pursuant to the terms of such Indebtedness.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee at any time shall be deemed to be (i) an amount equal to the stated or determinable amount at such time of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or (ii) if the amount of such primary obligation is not stated or determinable at such time, the amount of the Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof; provided that, if the terms of such Guarantee limit the amount for which such guarantor may be liable thereunder to a maximum stated or determinable amount, the amount of such Guarantee shall not in any event exceed such maximum stated or determinable amount.

“Guarantee Parties” means Holdings, the Parent Borrower, Purchasing, the Material Subsidiaries and each Non-Material Subsidiary that is required to satisfy the Collateral and Guarantee Requirement in order for Holdings and the Parent Borrower to remain in compliance with the provisions of Section 6.12.

“Hazardous Materials”  means all explosive or radioactive materials, substances or wastes and all hazardous or toxic materials, substances, wastes or other pollutants, including petroleum or petroleum distillates or by-products, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means J. C. Penney Company, Inc., a Delaware corporation.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) any earn-out obligation contingent upon performance of an acquired business, except to the extent such obligation would be required to be reflected on a consolidated balance sheet of Holdings prepared in accordance with GAAP and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (provided that with respect to Indebtedness that is nonrecourse to the credit of that Person, such Indebtedness shall be taken into account only to the extent of the lesser of (x) the fair market value of the asset(s) subject to such Lien and (y) the amount of Indebtedness secured), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all Off-Balance Sheet Liabilities.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) Other Taxes.

“Information Memorandum” means the Confidential Information Memorandum dated March 2011 relating to the Parent Borrower and the Transactions.

“Initial Loans” has the meaning set forth in Section 2.22(b).

“Intercreditor Agreement” means an intercreditor agreement among the Loan Parties, the Administrative Agent and the trustee, agent or other representative for holders of any Indebtedness secured by second-priority Liens contemplated by clause (m) of Section 6.02, which intercreditor agreement shall be consistent with the then existing market practice and reasonably acceptable to the Required Lenders (it being understood that (i) any such intercreditor agreement shall be considered approved by a Lender if made available to such Lender by the Administrative Agent (through Intralinks or similar facility) and such Lender is informed that such intercreditor agreement shall be considered approved by it if there is no objection within three Business Days, and no such objection is made and (ii) such intercreditor agreement shall be deemed accepted if approved or deemed approved by the Required Lenders).

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means any Lender or Affiliate of a Lender that agrees (as provided in Section 2.05(i)) to issue Letters of Credit, in its capacity as an issuer of Letters of Credit, and its respective successors and assigns in such capacity as provided in Section 2.05(i).  The initial Issuing Banks are identified in Schedule 2.05.  Subject to the consent of the Parent Borrower, which consent shall not be unreasonably withheld, any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more of its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Agent” means Wells Fargo Bank, National Association.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Account Parties at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.22 or 2.23, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.  Each Existing Letter of Credit shall be deemed to constitute a Letter of Credit as of the Effective Date.  Each Letter of Credit shall be either a Trade Letter of Credit or a Stand-by Letter of Credit.

“Leverage Ratio” means, on any date, the ratio of (a) Funded Indebtedness of Holdings and its Subsidiaries (on a consolidated basis) as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan” means a loan made by a Lender to a Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, the Collateral Agreement and, solely for purposes of Section 9.02, the Intercreditor Agreement.

“Loan Parties” means Holdings, the Parent Borrower, the Borrowing Subsidiaries, Purchasing, the Additional Grantors and each Material Subsidiary that is a Guarantee Party.

“Material Adverse Effect” means (a) a materially adverse effect on the business, assets, operations or condition of Holdings and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties to perform their payment obligations under the Loan Documents or (c) a material impairment of the rights of or benefits available to the Lenders or the Administrative Agent under any Loan Document (except the Collateral Agreement during a Release Period) (other than any such impairment of rights or benefits that is primarily attributable to (i) action taken by one or more Lenders or the Administrative Agent (excluding any action against one or more Lenders or the Administrative Agent taken by Holdings, the Parent Borrower, any Borrowing Subsidiary, any Account Party, their subsidiaries or their affiliates) or (ii) circumstances that are unrelated to Holdings, the Parent Borrower, any Borrowing Subsidiary, any Account Party, their Subsidiaries or their Affiliates).

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and its Subsidiaries in an aggregate principal amount exceeding $100,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means, at any date of determination, any Subsidiary of Holdings then having Net Tangible Assets representing more than 3% of the total Net Tangible Assets of Holdings and its Subsidiaries.

“Maturity Date” means April 29, 2016, subject to extension pursuant to Section 2.23; provided that if such date is not a Business Day, then the Maturity Date shall be the next succeeding Business Day.

“Maturity Date Extension Request” has the meaning set forth in Section 2.23(a).

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“Merger” has the meaning assigned to such term in the definition of the term “Permitted Holding Company Reorganization”.

“Merger Subsidiary” has the meaning assigned to such term in the definition of the term “Permitted Holding Company Reorganization”.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA maintained, sponsored or contributed to by Holdings, the Parent Borrower, Purchasing or any ERISA Affiliate.

“Net Tangible Assets” means the aggregate amount at which the assets of Holdings and its Subsidiaries are reflected, in accordance with GAAP as in effect on the date hereof, on the asset side of the consolidated balance sheet, as at the close of a monthly accounting period (selected by the Parent Borrower) ending within the 65 days next preceding the date of determination, of Holdings and its Subsidiaries (after deducting all valuation and qualifying reserves relating to such assets), except any of the following described items that may be included among such assets:

(a)  trademarks, patents, goodwill and similar intangibles;

(b)  investments in and advances to Subsidiaries; and

(c)  capital lease property rights,

after deducting from such amount current liabilities (other than deferred Tax effects) as reflected, in accordance with GAAP as in effect on the date hereof, on such balance sheet.

“New Holdco” has the meaning assigned to such term in the definition of the term “Permitted Holding Company Reorganization”.

“Non-Material Subsidiary” means, at any date of determination, any Subsidiary of Holdings that is not a Material Subsidiary.

“Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in any Loan or Loan Document, engaged in any other transaction pursuant to, or enforced any Loan Documents).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any excise, property, intangible, recording, filing or similar Taxes that arise from the execution, delivery, performance enforcement of, registration of, receipt or perfection of a security interest under, any payment made under, or otherwise with respect to, any Loan Document.

“Parent Borrower” means J. C. Penney Corporation, Inc., a Delaware corporation.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(i).

“Participation Amount” has the meaning assigned to such term in Section 2.05(e).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit C to the Collateral Agreement or any other form approved by the Administrative Agent.

“Permitted Encumbrances” means:

(a)  Liens imposed by law for Taxes, assessments or governmental charges or levies that, in each case, are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(b)  carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c)  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)  pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)  judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f)  easements, restrictions (including zoning restrictions), rights-of-way and other similar encumbrances on and title defects affecting real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings and its Subsidiaries, taken as a whole;

(g)  the special property interest of a consignor in respect of goods subject to consignment;

(h)           Liens (i) in favor of banks, other financial institutions, securities or commodities intermediaries or brokerage arising as a matter of law encumbering deposits of cash, securities, commodities and other funds maintained with such Persons (including rights of set off) and that are within the general parameters customary in such Person’s industry,(ii) deemed to exist in connection with investments in repurchase agreements described in clause (d) of the definition of “Permitted Investments”, (iii) attaching to commodity trading accounts or other brokerage accounts in the ordinary course of business securing obligations owed to the institutions with which such accounts are maintained, (iv) that are contractual rights of setoff (x) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business and not given in connection with the issuance of Indebtedness or (y) relating to pooled deposit or sweep accounts of Holdings or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business and (v) that are rights of set-off against credit balances of Holdings or any of its Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to Holdings or any of its Subsidiaries in the ordinary course of business, but not rights of set-off against any other property or assets of Holdings or any of its Subsidiaries pursuant to agreements with credit card issuers or credit card processors to secure the obligations of Holdings or any of its Subsidiaries to credit card issuers or credit card processors as a result of fees and chargebacks;

(i)           Liens of a collecting bank under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction (or Section 4-208 in the case of the New York Uniform Commercial Code) on items in the course of collection;

(j)           Liens of sellers of goods to Holdings or a Subsidiary arising as a matter of law under Article 2 of the Uniform Commercial Code in effect in the relevant jurisdiction or similar provisions of applicable law, in each case in the ordinary course of business;

(k)           licenses of patents, trademarks and other intellectual property rights of Holdings or any of its Subsidiaries, in each case in the ordinary course of business and not materially interfering with the conduct of business by Holdings and its Subsidiaries, taken as a whole;

(l)           Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it; and

(m)           Liens incurred in the ordinary course of business in connection with the shipping of goods on the related goods and proceeds thereof in favor of the shipper of such goods;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holding Company Reorganization” means a transaction pursuant to which (a) a new subsidiary (“New Holdco”) is organized as a direct or indirect wholly owned Subsidiary of Holdings, (b) New Holdco organizes a new subsidiary (the “Merger Subsidiary”), which subsidiary is a wholly owned Subsidiary of New Holdco and (c) the Merger Subsidiary merges with and into Holdings (the “Merger”), pursuant to which (i) each outstanding share of capital stock of any class in Holdings is converted into one share of capital stock of the same class of New Holdco so that each Person that beneficially owned, directly or indirectly, capital stock of Holdings immediately prior to the consummation of the Merger continues to beneficially own, directly or indirectly, the same percentage of capital stock of the same class in New Holdco following the consummation of the Merger, (ii) each share of capital stock of New Holdco owned by the Parent Borrower immediately prior to the consummation of the Merger is cancelled and ceases to exist immediately following the consummation of the Merger,  (iii) Holdings becomes a direct wholly owned subsidiary of New Holdco and (iv) no other Person receives any consideration; provided that no such transaction shall constitute a “Permitted Holding Company Reorganization” unless, at or prior to the consummation of the Merger, (A) New Holdco shall become a Guarantee Party and shall take all actions necessary to satisfy the Collateral and Guarantee Requirement as a Guarantee Party and (B) New Holdco, Holdings, the Parent Borrower and the Administrative Agent shall enter into an amendment to this

Agreement, in form and substance reasonably satisfactory to the Administrative Agent, providing for (1) the addition of New Holdco as a party to this Agreement as a Loan Party subject to the same obligations and provisions as are applicable to Holdings hereunder, (2) the substitution of New Holdco for Holdings in the definition of the term “Change in Control” and in all contexts applicable to consolidated financial calculations and reporting requirements (including in the definition of the term “Leverage Ratio”) and (3) the addition of a new paragraph in Section 6.03 to the effect that New Holdco shall not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of Holdings and activities incidental thereto and that New Holdco will not acquire any assets (other than shares of capital stock of Holdings, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents and other Indebtedness permitted by this Agreement, liabilities imposed by law, including Tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

“Permitted Indebtedness” means:

(a) obligations incurred by Holdings or any Subsidiary arising from agreements providing for customary indemnification, earnouts, adjustment of purchase price, non-compete, consulting or other similar obligations, in each case arising in connection with acquisitions or dispositions of any business, assets or subsidiary of Holdings or such Subsidiary; provided that such obligations would not be required to be reflected on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP;

(b) Indebtedness in respect of the financing of insurance premiums in the ordinary course of business;

(c) obligations in respect of deferred compensation to employees of Holdings and its Subsidiaries in the ordinary course of business;

(d) obligations of Holdings or any Subsidiary incurred in the ordinary course of business in respect of performance guarantees, completion guarantees, performance bonds, bid bonds, appeal bonds, surety bonds, judgment bonds, replevin bonds and similar bonds and other similar obligations to the extent any such obligations constitute Indebtedness; and

(e) Indebtedness incurred in the ordinary course of business in respect of cash management, netting services, automatic clearinghouse arrangements, overdraft protections and other similar arrangements and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument of Holdings or a Subsidiary drawn against insufficient funds in the ordinary course of business that is promptly repaid.

“Permitted Investments” means:

(a)  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof);

(b)  investments in commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a credit rating of at least A2 from S&P, P2 from Moody’s or F2 from Fitch;

(c)  investments in certificates of deposit, banker’s acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic or offshore office of any commercial bank organized under the laws of the United States of America or any State thereof, (ii) any office located within the United States of America or in a foreign jurisdiction that has a tax treaty with the United States of America of a commercial bank organized under the laws of another country or (iii) any office located in London of any commercial bank organized under the laws of the United States of America, any Asian country or any European country, in each case which, at the time of acquisition, has a combined capital and surplus and undivided profits of not less than $500,000,000; provided, however, that investments with any bank that has a combined capital and surplus and undivided profits of less than $500,000,000 are permitted if the Parent Borrower maintains a banking relationship with such bank;

(d)  collateralized repurchase agreements with a term of not more than 365 days and entered into with a financial institution satisfying the criteria described in clause (c) above or any Lender or any Affiliate of a Lender (i) that has a combined capital and surplus and undivided profits of not less than $500,000,000 or (ii) whose obligations under any such agreements is guaranteed by an entity that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

(e)  money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and (ii) have portfolio assets of at least $3,000,000,000; provided, that investments in any money market fund with portfolio assets of less than $3,000,000,000 are permitted if such fund has received a rating of AAA from S&P or Aaa from Moody’s.

“Permitted Long-Term Indebtedness” means unsecured Indebtedness for borrowed money of Holdings or the Parent Borrower; provided that such Indebtedness shall mature later than, and shall not be subject to any scheduled payment of principal, mandatory sinking fund requirement or similar repayment obligation prior to, the Maturity Date (or, if there is more than one Maturity Date, the latest Maturity Date in effect at the time of the incurrence of such Permitted Long-Term Indebtedness).

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated organization, Governmental Authority or other entity.

“Plan” means any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained, sponsored or contributed to by Holdings or any ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Purchasing” means J. C. Penney Purchasing Corporation, a New York corporation.

“Realty Company” means each of JCP Realty Inc. and its Subsidiaries that is principally engaged in the business of managing and owning real estate and real estate-related interests.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender or (c) the Issuing Bank or its beneficial owner.

“Register” has the meaning assigned to such term in clause (iv) of Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release Period” means a period (a) commencing upon the release and termination of the security interests in the Collateral pursuant to Section 6.15(d) of the Collateral Agreement and (b) ending when Holdings and the Parent Borrower are required to satisfy the Collateral and Guarantee Requirement as provided in Section 5.11(b).

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings or any Subsidiary; provided that a dividend, distribution or payment payable solely in Equity Interests (other than Disqualified Equity Interests) in Holdings shall not constitute a Restricted Payment.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Specified Date” means the date that is 180 days after the Maturity Date.

“Stand-by Letter of Credit” means any Letter of Credit that is not a Trade Letter of Credit.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held.

“Subsidiary” means any subsidiary of Holdings, including the Parent Borrower but excluding any Excluded Subsidiary.

“Subsidiary Borrower Election” means an agreement executed by the Parent Borrower and a Subsidiary, and delivered to the Administrative Agent, pursuant to which the Parent Borrower designates such Subsidiary to be, and such Subsidiary agrees to be, a Borrower hereunder, in accordance with Section 2.20.  Each Subsidiary Borrower Election shall be in a form reasonably satisfactory to the Administrative Agent.

“Subsidiary Borrower Termination” means a notice executed by the Parent Borrower and delivered to the Administrative Agent terminating a Subsidiary’s status as a Borrower hereunder in accordance with Section 2.20.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., and each other Lender that agrees to be a Swingline Lender hereunder as provided in Section 2.04, in each case in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trade Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by an Account Party in the ordinary course of business of such Account Party.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is or is to be a party, the borrowing of Loans and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” has the meaning assigned to such term in Section 2.16(a).

SECTION 1.02. Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words

“include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, refinanced, replaced, extended, renewed, restructured or otherwise modified, in whole or in part (subject to any restrictions on such amendments, supplements, restatements, refinancings, replacements, extensions, renewals, restructurings or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) for purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal and (b) if Holdings or the Parent Borrower notifies the Administrative Agent that Holdings or the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings or the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  It is understood that all financial computations hereunder with respect to Holdings and the Subsidiaries (including computations of Consolidated EBITDA and Net Tangible Assets and compliance with Sections 6.09 and 6.10) shall be made excluding the accounts of all Excluded Subsidiaries.

ARTICLE II

The Credits

SECTION 2.01. Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings.  (a)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date without the consent of the applicable Lenders.

SECTION 2.03. Requests for Revolving Borrowings.   To request a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing; provided that any such notice given by the Parent Borrower of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Borrowing Request in  substantially the form of Exhibit E hereto or otherwise in a form reasonably approved by the Administrative Agent and, in any case, signed by the relevant Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lenders agree to make Swingline Loans to the Borrowers from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, a Borrower shall notify the Administrative Agent and the applicable Swingline Lender of such request by telephone (confirmed by telecopy or electronic transmission), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The applicable Swingline Lender shall make each Swingline Loan available to the relevant Borrower by means of a credit to the general deposit account of such Borrower with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) A Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of such Swingline Lender’s Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the relevant Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender.  Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan of such Borrower after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to such Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the relevant Borrower of any default in the payment thereof.

(d) The Parent Borrower may designate any Lender to be a Swingline Lender hereunder subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender.  Any such designation shall not be effective until confirmed in a written agreement signed by the Parent Borrower, the Administrative Agent and the applicable Lender.

SECTION 2.05. Letters of Credit.  (a)  General.  Subject to the terms and conditions set forth herein, (i) any Account Party may request the issuance of Letters of Credit for its own account or for the account of any other Subsidiary (it being understood that the applicable Account Party will remain liable hereunder for the obligations in respect of which any Letter of Credit is issued for the account of any other Subsidiary), in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the

Availability Period, and (ii) the Issuing Banks agree to issue Letters of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by an Account Party to, or entered into by an Account Party with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), an Account Party shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, such Account Party also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Account Party shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $500,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments.

Each Issuing Bank shall provide to the LC Agent and the Administrative Agent not later than 3:00 p.m. (or promptly thereafter, if unable to do so by 3:00 p.m.), New York City time, on the first Business Day of each calendar week a report of such Issuing Bank setting forth (i) the aggregate amount of all Letters of Credit issued by such Issuing Bank that are outstanding as of 3:00 p.m. on the last Business Day of the preceding calendar week, (ii) the average daily undrawn amount of all Letters of Credit issued by such Issuing Bank for each calendar day during the period since the last calendar day covered by the preceding weekly report (or, in the case of the first weekly report, during the period from and including the Effective Date) and (iii) the aggregate amount of LC Disbursements made by such Issuing Bank and not reimbursed as of the time of such report.  In addition to providing such weekly reports, each Issuing Bank shall, from time to time upon request of the LC Agent or the Administrative Agent, provide the LC Agent and the Administrative Agent with information of the type referred to in the immediately preceding sentence on a more frequent basis.

The LC Agent shall provide to each Lender not later than 3:00 p.m. (or promptly thereafter, if unable to do so by 3:00 p.m.), New York City time, on the first Business Day of each calendar month a report setting forth the aggregate amount of all Letters of Credit that are outstanding as of the date of the most recent weekly reports delivered by the Issuing Banks to the Administrative Agent pursuant to clause (i) of the immediately preceding paragraph.

Neither the LC Agent nor the Administrative Agent nor any Issuing Bank shall have any duty or obligation at any time to monitor the LC Exposure relative to the total Commitments and neither the LC Agent nor the Administrative Agent nor any Issuing Bank shall have any liability in respect of the issuance, amendment, renewal or extension of a Letter of Credit to the extent that such issuance, amendment, renewal or extension results in the total Revolving Credit Exposures exceeding the total Commitments.  It shall be the responsibility of the Borrowers and the Account Parties to ensure that, after giving effect to the issuance, amendment, renewal or extension of each Letter of Credit, the sum of the total Revolving Credit Exposures does not exceed the total Commitments.

(c) Expiration Date.  Except for Extended Letters of Credit issued in accordance with Section 2.05(k), each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date.

(d) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank in respect of such Letter of Credit hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Account Party on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to an Account Party for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, (i) the applicable Account Party shall reimburse such LC Disbursement by paying to such Issuing Bank an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Account Party shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Account Party prior to such time on such date, then not later than 12:00 noon, New York City time, on (A) the Business Day that such Account Party receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (B) the Business Day immediately following the day that such Account Party receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $10,000,000, the Parent Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing by the

Parent Borrower or a Swingline Loan to the Parent Borrower in an equivalent amount and, to the extent so financed, such Account Party’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan; or (ii) such Issuing Bank may, if arrangements to do so have been agreed upon in writing by the Parent Borrower, a Borrowing Subsidiary or an Account Party and such Issuing Bank, obtain reimbursement of such LC Disbursement by debiting directly from an account of the Parent Borrower, such Borrowing Subsidiary or such Account Party maintained with such Issuing Bank (or one of its Affiliates) an amount equal to such LC Disbursement; provided that the foregoing shall not be construed to prevent the applicable Account Party from reimbursing LC Disbursements of an Issuing Bank in accordance with alternate procedures agreed upon with such Issuing Bank, so long as such reimbursements are made no later than required under clause (i) above.  If such Account Party fails to make such payment when due or the applicable Issuing Bank is unable to debit the designated account of the Parent Borrower, the relevant Borrowing Subsidiary or the relevant Account Party for the full amount of the LC Disbursement, in each case as provided in the preceding sentence, the applicable Issuing Bank shall notify the LC Agent (and upon receipt of such notice the LC Agent shall notify each Lender and the Administrative Agent) of the applicable LC Disbursement, the payment then due from such Account Party in respect thereof and (in the case of such notice from the LC Agent to each Lender) such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from such Account Party (the “Participation Amount”), in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from such Account Party pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve such Account Party of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute.  An Account Party’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such

Account Party’s obligations hereunder.  Neither the LC Agent, the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the applicable Account Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Account Party to the extent permitted by applicable law) suffered by such Account Party that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction) or such other standard of care as shall be separately agreed to in writing by such Issuing Bank and the applicable Account Party, such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the LC Agent, the Administrative Agent and the applicable Account Party by telephone (confirmed by telecopy or electronic transmission), or by such other means of communication (if any) as have been agreed upon by such Account Party and such Issuing Bank, of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Account Party of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Account Party shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Account Party reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Account Party fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Designation and Replacement of Issuing Banks.  An Account Party may designate any Lender (or Affiliate of a Lender) to be an Issuing Bank hereunder, subject to such Lender’s (or Affiliate of such Lender’s) agreement, in its sole discretion, to become an Issuing Bank.  Such Account Party shall notify the Administrative Agent of any such designation.  An Issuing Bank may be replaced at any time by written agreement between the applicable Account Party and the successor Issuing Bank (which must be a Lender or an Affiliate of a Lender), and such Persons shall give notice of the same to the Administrative Agent.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the applicable Account Party shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization.  If (i) any Event of Default shall occur and be continuing, (ii) the Administrative Agent has declared the Loans outstanding hereunder due and payable pursuant to Section 7.01 or (iii) in the case of a Defaulting Lender, there shall exist any LC Exposure that cannot be reallocated among the non-Defaulting Lenders pursuant to Section 2.21(c) then, on the Business Day that an Account Party receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, such Account Party shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (or, in the case of clause (iii), the non-Defaulting Lenders), an amount in cash equal to the LC Exposure (or, in the case of clause (iii), the LC Exposure of the Defaulting Lender that cannot be fully reallocated pursuant to Section 2.21(c)(i)) as of such date attributable to Letters of Credit issued for the account of such Account Party plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Holdings, any Borrower or any Account Party described in clause (h) or (i) of Section 7.01; provided further that, in the case of clause (iii), an Account Party may, if approved by each applicable Issuing Bank in its sole discretion, provide other credit support in lieu of the deposit of cash collateral pursuant to this paragraph.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of such Account Party under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and request of an Account Party (and at such Account Party’s risk and expense), subject to approval by the Administrative Agent, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank that is not a Defaulting Lender for LC Disbursements in respect of Letters of Credit issued for the account of such Account Party for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Account Party for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy the other Obligations.

(k) Extended Letters of Credit.  An Account Party may request that an Issuing Bank allow, and an Issuing Bank may (in its sole discretion) agree to allow, one or more Letters of Credit issued by it to expire later than the date that is five Business Days prior to the Maturity Date.  Any such Letter of Credit is referred to herein as an “Extended Letter of Credit”.  The following provisions shall apply to any Extended Letter of Credit, notwithstanding any contrary provision set forth herein.

(i) The participations of each Lender in each Extended Letter of Credit shall terminate at the close of business on the date that is five Business Days prior to the Maturity Date, with the effect that Lenders shall not have any obligations to acquire participations in any LC Disbursement made thereafter or otherwise with respect to such Extended Letter of Credit, except with respect to demands for drawings submitted on or prior to such date.

(ii) On or prior to the date that is fifteen days prior to the Maturity Date (or on the date of any earlier termination of the Commitments), each Account Party shall deposit with each Issuing Bank an amount in cash (or other credit support approved by such Issuing Bank in its sole discretion) equal to the LC Exposure as of such date attributable to the Extended Letters of Credit issued by such Issuing Bank for the account of such Account Party.  Each such deposit shall be held by the applicable Issuing Bank in an account maintained by it as collateral for the obligations of such Account Party in respect of such Extended Letters of Credit.  Each applicable Issuing Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the request of an Account Party (and at such Account Party’s risk and expense) and subject to the agreement of the relevant Issuing Bank (not to be unreasonably withheld), such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the relevant Issuing Bank to reimburse LC Disbursements in respect of such Extended Letters of Credit issued for the account of such Account Party for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of any reimbursement obligations of such Account Party for such Issuing Bank’s LC Exposure at such time and, to the extent of any excess over such Issuing Bank’s LC Exposure at such time, returned to the applicable Account Party.

(iii) After the close of business on the date that is five Business Days prior to the Maturity Date, the fees that would have accrued pursuant to clause (i) of Section 2.11(b) (if the participations of the Lenders in the Extended Letters of Credit had not terminated) shall continue to accrue on the LC Exposure in respect of each Extended Letter of Credit and shall be payable to each applicable Issuing Bank for its own account.

SECTION 2.06. Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing (or, in respect of the reimbursement of an LC Disbursement under Section 2.05(e), such Lender’s Participation Amount), the Administrative Agent may assume that such Lender has made such share (or such Lender’s Participation Amount, as applicable) available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower (or the applicable Issuing Bank, as applicable) a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing (or such Lender’s Participation Amount, as applicable) available to the Administrative Agent, then the applicable Lender and the applicable Borrower (or the applicable Issuing Bank, as applicable) severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower (or such Issuing Bank, as applicable) to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender or such Issuing Bank, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans.  If (x) with respect to such Borrowing, such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing or (y) with respect to such reimbursement of such LC Disbursement, the applicable Account Party shall reimburse the applicable LC Disbursement before the applicable Lender or Issuing Bank reimburses the Administrative Agent as provided in this paragraph, then the Administrative Agent shall be entitled to receive or retain the amount due to it as provided above together with interest payable by such Account Party with respect to the period commencing on the date that the Administrative Agent funded its payment to the applicable Issuing Bank.

SECTION 2.07. Interest Elections.  (a)  Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar

Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section.  Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit F hereto or otherwise in a form reasonably approved by the Administrative Agent and, in each case, signed by such Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest

Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Parent Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Parent Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Commitments.

(c) The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09. Repayment of Loans; Evidence of Debt.  (a)  Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan owed by such Borrower to such Lender on the Maturity Date and (ii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan owed to such Swingline Lender by such Borrower on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a new Revolving Borrowing is made, such Borrower shall repay all Swingline Loans of such Borrower then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay its Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form of Exhibit G hereto.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans.  (a)  Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(b) In the event and on each occasion that the sum of the Revolving Credit Exposures exceeds the maximum amount of Revolving Credit Exposures permitted by Section 6.11, the Borrowers shall prepay Borrowings (or, if no such Borrowings are outstanding, each Account Party shall deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess or (if approved by each applicable Issuing Bank in its sole discretion) provide other credit support therefor.

(c) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy or electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees.  (a)  The Parent Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including Effective Date to but excluding the date on which such Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposures of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purposes).

(b) The Parent Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in (A) Stand-by Letters of Credit, which shall accrue at the Applicable Rate, and (B) Trade Letters of Credit, which shall accrue at a rate equal to 50% of the Applicable Rate used to determine the participation fees applicable to Stand-by Letters of Credit on the determination date, in each case on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum, on the average daily amount of the LC Exposure in respect of Stand-by Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest.  (a)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower or any Account Party hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone, telecopy or electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14. Increased Costs.  (a)  Subject to Section 2.18, if any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) and (c) of the definition of Excluded Taxes and (C) Other Connection Taxes imposed on or measured by its gross or net income, profits or revenue (however denominated and including value-added or similar Taxes), franchise Taxes in lieu of net income, profits or revenue Taxes or any branch profits Taxes imposed by the United States (or any similar Tax imposed by any other jurisdiction)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the relevant Borrower will pay to such Lender and the relevant Account Party will pay to such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered in accordance with Section 2.18.

(b) Subject to Section 2.18, if any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the relevant Borrower will pay to such Lender and the relevant Account Party will pay to such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered in accordance with Section 2.18.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent Borrower and shall be conclusive and binding on all parties hereto absent manifest error.  The relevant Borrower shall pay such Lender and the relevant Account Party shall pay such Issuing Bank, as the case may be, the amount shown as due on any such certificate (such amount hereinafter referred to as the “Additional Costs”) within 30 days after receipt thereof.

(d) Subject to Section 2.18, failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation.

SECTION 2.15. Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.18, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profits or margin) attributable (other than loss of profit or margin) to such event.  In the case of a Eurodollar Loan, such loss, cost or expense (other than loss of profit or margin) to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower and shall be presumptively correct absent manifest error.  The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.16. Taxes.  (a)  Each payment on account of any obligation of any Loan Party hereunder to any Recipient shall be made free and clear of and without deduction for Taxes, unless such deduction is required by law.  If any Loan Party or the Administrative Agent, as applicable (any such person, a “Withholding Agent”) determines, in its sole discretion exercised in good faith, that it is so required to deduct or withhold Taxes, the Withholding Agent shall make such deductions and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the Recipient receives an amount equal to the sum it would have received had no such deductions been made.

(b) In addition, the Borrowers and the Account Parties shall pay, or at the option of the Administrative Agent timely reimburse it for, the payment of any Other Taxes to the relevant Governmental Authorities in accordance with applicable law other than any Other Taxes imposed upon any assignment or participation of a Lender’s rights, interests and obligations hereunder or under any other Loan Document; provided that the amount such Borrower or such Account Party (as the case may be) shall be required to pay to a particular Lender in respect of Other Taxes shall not exceed 1% of the aggregate amount of the Commitment of such Lender on which such Other Taxes are imposed; provided further that if a Lender is actually aware of the application of any Other Tax to any such payment, execution, delivery or registration, such Lender shall promptly notify the Parent Borrower of such Other Tax and the relevant Borrower or the relevant Account Party (as the case may be) shall thereafter have the benefit of the provisions of Section 2.18(b).

(c) Each Borrower and each Account Party shall indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of (including calculations thereof) and the basis for such payment or liability delivered to such Borrower or Account Party by the Recipient, or by the Administrative Agent on behalf of the Recipient, shall be conclusive absent manifest error.

(d) Each Lender shall indemnify the Administrative Agent within 10 days after demand therefor for the full amount of any Taxes attributable (but, in the case of any Indemnified Taxes, only to the extent that the Borrowers and the Account Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers and the Account Parties to do so) to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(e) Within 30 days after the date a Borrower or an Account Party receives a receipt evidencing any payment of Indemnified Taxes by the relevant Borrower or the relevant Account Party (as the case may be) in respect of any payment to any Recipient, such Borrower or such Account Party (as the case may be) will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of such receipt or, if such a receipt is not available, a certificate of the treasurer or any assistant treasurer of such Borrower or such Account Party (as the case may be) setting forth the amount of such payment and the date on which such payment was made.

(f) (i) Any Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments under this Agreement shall deliver to the Parent Borrower (with a copy to the Administrative Agent), on or prior to the date on which such Lender becomes a Lender under this Agreement and at the time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Parent Borrower as will permit such payments to be made without withholding or at a reduced rate.  Each Lender shall promptly notify the Parent Borrower at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Parent Borrower.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A) through (E)) below shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, each Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the Parent Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the request of the Parent Borrower or the Administrative Agent), the following as applicable:

   (A) in the case of a Lender that is a U.S. Person, a duly completed and executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax,

(B) in the case of a Foreign Lender claiming eligibility for benefits of an income tax treaty to which the United States is a party, a duly completed and executed IRS Form W-8BEN,

(C) in the case of a Foreign Lender for whom payments under this Agreement constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States, a duly completed and executed IRS Form W-8ECI,

(D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (D) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed and executed copies of IRS Form W-8 BEN,

(E) in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), a duly completed and executed  IRS Form W-8IMY, accompanied by a duly completed and executed Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of such beneficial owners, and

(F) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be reasonably requested by the Parent Borrower in order to permit the Parent Borrower to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such properly completed and executed documentation prescribed by applicable law and such additional documentation reasonably requested by the Withholding Agent as may be necessary for such Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for the purposes of this Section 2.16(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any Recipient shall become aware that it is entitled to receive a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.16, such Recipient shall promptly notify the Parent Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Parent Borrower, apply for such refund at the Parent Borrower’s expense.  If any Recipient receives a refund in respect of any Taxes for which such Recipient has received payment from an indemnifying party hereunder, it shall within 30 days after the receipt thereof repay the lesser of such refund and the amount paid by such indemnifying party with respect to such Taxes to the applicable indemnifying party, in each case net of all reasonable out-of-pocket expenses of such Recipient and with interest received by such Recipient from the relevant taxing authority attributable to such refund; provided that such indemnifying party, upon the request of such Recipient, as applicable, agree to return any such refund (plus interest, penalties and other charges) to such Recipient, as applicable, in the event such Issuing Bank, Lender or the Administrative Agent is required to pay such refund to any Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will any Issuing Bank or Lender be required to pay any amount to any Loan Party the payment of which would place the Issuing Bank or such Lender in a less favorable net after-Tax position than the Issuing Bank or such Lender would have been if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Loan Parties or any other Person.

(h) If (i) there is an appointment and acceptance of a successor Administrative Agent under Article VIII, (ii) such successor Administrative Agent (a) is not a U.S. Person or (b) is a partnership or other entity treated as a partnership for U.S. federal income tax purposes which is a U.S. person, but only to the extent the beneficial owners (including indirect partners if its direct partners are partnerships or other entities treated as partnerships for U.S. federal income tax purposes) are not U.S. persons, and (iii) such successor Administrative Agent is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments under this Agreement, then such successor Administrative Agent shall deliver to the Parent Borrower, on or prior to the date on which such successor Administrative Agent becomes an Administrative Agent under this Agreement and at the time or times reasonably requested by the Parent Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Parent Borrower as will permit such payments to be made without withholding or at a reduced rate.  Such successor Administrative Agent shall promptly notify the Parent Borrower at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Parent Borrower.

For the avoidance of doubt, any Administrative Agent that is not a U.S. Person shall not be treated as “Foreign Lender” for purposes of this Agreement.  Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation described in this Section 2.16(h) shall not be required if in such successor Administrative Agent’s judgment such completion, execution or submission would subject such successor Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such successor Administrative Agent.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  Each Borrower and each Account Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time, on the date when due), in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower or any Account Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Holdings or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each of the Borrowers and each of the Account Parties consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower or such Account Party (as the case may be) rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower or such Account Party (as the case may be) in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from a Borrower or an Account Party prior to the date on which any payment is due to the Administrative Agent from such Borrower or such Account Party (as the case may be) for the account of the Lenders or an Issuing Bank hereunder that such Borrower or such Account Party (as the case may be) will not make such payment, the Administrative Agent may assume that such Borrower or such Account Party (as the case may be) has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.  In such event, if the relevant Borrower or the relevant Account Party (as the case may be) has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.  (a)  If, with respect to any Lender, any Issuing Bank or the Administrative Agent, an event or circumstance occurs that would entitle such Lender or Issuing Bank or the Administrative Agent to exercise any of the rights or benefits afforded by Section 2.14 or 2.16(a), such Lender or Issuing Bank or the Administrative Agent, promptly upon becoming aware of the same, shall take all steps as may be reasonably available (including designating a different Applicable Lending Office for funding or booking its Loans hereunder or participating in Letters of Credit or assigning its rights and obligations hereunder to another of its offices, or furnishing the proper certificates under any applicable Tax laws, Tax treaties, conventions and governmental regulations to the extent that such certificates are legally available to such Lender or Issuing Bank or to the Administrative Agent) to eliminate or mitigate the effects of any event resulting in the ability of such Lender or the Administrative Agent to exercise rights under any of such Sections; provided that none of any Lender, any Issuing Bank or the Administrative Agent shall be under any obligation to take any step that, in its reasonable judgment, would (i) result in its incurring Additional Costs or Taxes in performing its obligations hereunder unless the Borrowers and the Account Parties have expressly agreed to reimburse it therefor or (ii) be materially disadvantageous to such Lender or Issuing Bank or to the Administrative Agent.  Within 60 days after the occurrence of any event giving rise to any rights or benefits provided by Sections 2.14 and 2.16(a) in favor of any Lender or Issuing Bank or the Administrative Agent, such Lender or Issuing Bank or the Administrative Agent (i) will notify the Parent Borrower of such event or circumstance and (ii) provide the Parent Borrower with a certificate setting forth in reasonable detail (x) the event or circumstance giving rise to any benefit under Sections 2.14 and 2.16(a), (y) the effective date of, and the time period during which, compensation for any Additional Costs or Taxes are being claimed and (z) the determination of amount or amounts claimed thereby and detailed calculations with respect thereto; provided that, if such Lender or Issuing Bank or the Administrative Agent does not give the Parent Borrower such notice and certificate within the 60-day period set forth in this sentence, the relevant Borrower or the relevant Account Party (as the case may be) shall be required to indemnify such Lender or Issuing Bank or the Administrative Agent only for such Additional Costs and Taxes as are attributable to the period from and after the first date as of which such notice and certificate have been received by the Parent Borrower.  Such Lender or Issuing Bank or the Administrative Agent shall notify the Parent Borrower of any change in circumstances with respect to the event specified in the above-described notice and certificate as promptly as practicable after such Lender or Issuing Bank or the Administrative Agent obtains knowledge thereof.  Such certificate shall be presumptively correct absent manifest error.  Notwithstanding the foregoing, none of any Lender, any Issuing Bank or the Administrative Agent shall deliver the notice and certificate described in this paragraph (a) to the Parent Borrower in respect of any Additional Costs or Taxes unless it is then the general policy of such Lender or Issuing Bank or the Administrative Agent to pursue similar rights and remedies in similar circumstances under comparable provisions of other credit agreements.

(b) With respect to Sections 2.14 and 2.16, the Parent Borrower shall have the right, should any Lender request any compensation or indemnity thereunder, or if any Lender becomes a Defaulting Lender, or if any Lender is a Declining Lender, to (i) unless an Event of Default shall have occurred and be continuing, (A) promptly terminate such Lender’s Commitment by irrevocable written notice of such termination to such Lender and the Administrative Agent without the necessity of complying with Sections 2.08(b) and (c) hereof, (B) reduce the total Commitments by the amount of such Lender’s Commitment and (C) pay or prepay in immediately available funds all Loans owing to such Lender, accrued and unpaid interest thereon, accrued fees and all other amounts payable to it hereunder, or (ii) require such Lender to assign all its interests, rights and obligations under this Agreement, without recourse to or representation or warranty by such Lender, to an assignee in accordance with Section 9.04 (provided that the failure of any such Defaulting Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register and any notes held by such Lender shall be automatically deemed cancelled upon such failure); provided that (x) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any Governmental Authority, (y) the assigning Lender shall have received from the relevant Borrower and the relevant Account Party and/or such assignee full payment in immediately available funds of the principal of and interest accrued on the Loans to the date of such assignment made by it hereunder and all other amounts owed to it hereunder that are subject to such assignment, provided that amounts payable under this clause (y) to any assigning Lender that is a Defaulting Lender shall be applied in accordance with Section 2.21(e), and (z) in the case of any such assignment resulting from a Lender being a Declining Lender, the assignee shall have agreed to the applicable Maturity Date Extension Request.

(c) With respect to Section 2.14 or 2.16, (i) other than with respect to Section 2.16(b), none of any Lender, any Issuing Bank or the Administrative Agent shall be entitled to exercise any right or benefit afforded thereby and neither the Borrowers nor the Account Parties shall be obligated to reimburse any Lender, any Issuing Bank or the Administrative Agent pursuant to such Sections unless (x) such Lender or Issuing Bank or the Administrative Agent has delivered to the Parent Borrower in accordance with Section 9.01 the notice and the certificate described in Section 2.18(a) hereof and (y) the Parent Borrower has had a 30-Business Day period following the receipt of such notice and certificate (if the Parent Borrower in good faith disagrees with the assertion that any payment under such Sections is due or with the amount shown as due on such certificate and so notifies the applicable Lender or Issuing Bank or the Administrative Agent of such disagreement within 10 Business Days following receipt of the notice and certificate) to negotiate with the requesting Lender or Issuing Bank or the Administrative Agent, which negotiations shall be conducted by the respective parties in good faith, and to agree upon another amount that will adequately compensate such Lender or Issuing Bank or the Administrative Agent, it being expressly understood that if the Parent Borrower does not provide the required notice of its disagreement as provided above, the relevant Borrower or the relevant Account Party (as the case may be) shall pay the amount shown as due on the certificate on the tenth Business Day following receipt thereof and further if the Parent Borrower does provide such required notice, and negotiations are entered into but do not result in agreement by the Parent Borrower and such Lender or Issuing Bank or the Administrative Agent within the 30-Business Day period, then the relevant Borrower or the relevant Account Party (as the case may be) shall pay the amount shown as due on the certificate on the last day of such period, but in either event not earlier than the date as of which the relevant Additional Costs or Taxes are incurred, (ii) other than with respect to Other Taxes, unless the appropriate notice and certificate are delivered to the Parent Borrower within the 60-day period described in Section 2.18(a), the relevant Borrower or the relevant Account Party (as the case may be) shall be liable only for Additional Costs, Taxes or amounts required to be paid which are attributable to the period from and after the date such notice and certificate have been received by such Borrower or such Account Party, as applicable, (iii) neither the Borrowers nor the Account Parties shall be liable for any amounts incurred as a result of any change in an Applicable Lending Office of any Issuing Bank or Lender to the extent that such Issuing Bank or Lender shall have had knowledge at the time of such change in Applicable Lending Office that reimbursement or recoupment under Section 2.14 would arise as a result of such change, (iv) each Lender, each Issuing Bank and/or the Administrative Agent, as applicable, shall in good faith allocate all Additional Costs, Taxes and payments required to be made fairly among all its commitments (whether or not it seeks compensation from all affected Borrowers or Account Parties), (v) none of any Lender, any Issuing Bank or the Administrative Agent shall be entitled to exercise any right or benefit afforded hereby or receive any payment otherwise due under Sections 2.14 and 2.16 (including, without limitation, any repayment by any Borrower or any Account Party (as the case may be) of any refund of Taxes pursuant to Section 2.16(g)) which arises from any bad faith, gross negligence, fraud or willful misconduct of any Lender, any Issuing Bank or the Administrative Agent, or the failure of such Lender or Issuing Bank or the Administrative Agent to comply with the terms of this Agreement, (vi) if any Lender or any Issuing Bank or the Administrative Agent shall have recouped any amount or received any offsetting Tax benefit (other than a refund of Taxes as described in Section 2.16(g)) or reserve or capital benefits theretofore paid to it by any Borrower or any Account Party (as the case may be), such Lender or Issuing Bank or the Administrative Agent shall promptly pay to such Borrower or such Account Party (as the case may be) an amount equal to the amount of the recoupment received by such Lender or Issuing Bank or the Administrative Agent reduced by any reasonable out-of-pocket expenses of such Lender or the Administrative Agent attributable to such recoupment, as determined in good faith by such Lender or Issuing Bank or the Administrative Agent, and (vii) the liability of the Borrowers and the Account Parties to any Lender, any Issuing Bank or the Administrative Agent with respect to any Indemnified Taxes shall be reduced to the extent that such Lender or Issuing Bank or the Administrative Agent receives an offsetting Tax benefit (or could have received such a benefit by taking reasonable measures to receive it); provided that there shall not be any reductions pursuant to this clause (vii) with respect to any Tax benefit (x) the existence of which such Lender or Issuing Bank or Administrative Agent is unaware, (y) the claiming of which would result in any cost or Tax to such Lender or Issuing Bank or the Administrative Agent (unless the relevant Borrower or the relevant Account Party (as the case may be) shall have agreed to pay its reasonably allocable portion of such cost or Tax) and (z) unless the relevant Borrower or the relevant Account Party (as the case may be) shall agree to indemnify the applicable Lender or Issuing Bank or the Administrative Agent to the extent any Tax benefit taken into account under this clause (vii) is thereafter lost or becomes unavailable.

(d) In addition to their obligations under Section 2.14 hereof, each of the Lenders, each of the Issuing Banks and the Administrative Agent hereby agrees to execute and deliver, and to make any required filings of, all certificates, agreements, documents, reports, statements and other instruments as are reasonably necessary to effectuate the purposes of this Section 2.18 and Sections 2.14 and 2.16.  The Parent Borrower agrees to pay all filing fees incurred by any Lender, any Issuing Bank or the Administrative Agent in performing its obligations under this Section 2.18.

SECTION 2.19. Reserved.

SECTION 2.20. Borrowing Subsidiaries.  The Parent Borrower may, at any time and from time to time so long as no Event of Default has occurred and is continuing, designate any Material Subsidiary (other than any Foreign Subsidiary) to be a Borrowing Subsidiary hereunder by delivering to the Administrative Agent a Subsidiary Borrowing Election with respect to such Material Subsidiary.  The eligibility of any Borrowing Subsidiary to borrow hereunder shall terminate when the Administrative Agent receives a Subsidiary Borrower Termination with respect to such Material Subsidiary.  Each Subsidiary Borrower Election delivered to the Administration Agent shall be duly executed on behalf of the relevant Material Subsidiary and the Parent Borrower, and each Subsidiary Borrower Termination delivered to the Administrative Agent shall be duly executed on behalf of the Parent Borrower.  The delivery of a Subsidiary Borrower Termination shall not affect any obligation of the relevant Material Subsidiary incurred in its capacity as a Borrower, and such Material Subsidiary shall continue to constitute a Borrowing Subsidiary for all purposes hereof (other than the right to borrow Loans) until all its obligations hereunder as a Borrower have been discharged and paid in full.  The Administrative Agent shall promptly give notice to the Lenders and the Issuing Banks of its receipt of any Subsidiary Borrower Election or Subsidiary Borrower Termination.

SECTION 2.21. Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that (i) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, such Defaulting Lender’s Loans or participations in LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments (it being understood that in no event shall any non-Defaulting Lender’s Revolving Credit Exposure exceed such Lender’s Commitment as a result of such reallocation) and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers or the Account Parties shall within two Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize (or, if approved by each applicable Issuing Bank in its sole discretion, otherwise provide credit support for) such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers or the Account Parties cash collateralize, or otherwise provide credit support for, any portion of such Defaulting Lender’s LC Exposure pursuant to this paragraph (c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized or otherwise has credit support provided therefor;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this paragraph (c), then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized, nor otherwise has credit support provided therefor nor is reallocated pursuant to this paragraph (c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all Letter of Credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized, otherwise has credit support provided therefor and/or is reallocated;

(d) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral (or other credit support, if approved by each applicable Issuing Bank in its sole discretion) will be provided by the Borrowers or the Account Parties in accordance with Section 2.21(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.17(c), but excluding Section 2.18(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account (which may be invested as requested by the Parent Borrower, at the Parent Borrower’s risk and expense, subject to approval by the Administrative Agent) and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder, (iii) third, as the Parent

Borrower may request (so long as no Default has occurred and is continuing) to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement (such amounts to be determined by the Administrative Agent in consultation with the Parent Borrower), (iv) fourth, if so determined by the Administrative Agent and the Borrowers or the Account Parties, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers, the Account Parties or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers, the Account Parties or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

           In the event that the Administrative Agent, the Borrowers, the Account Parties, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.  For the avoidance of doubt, no adjustments will be made retroactively with respect to fees that ceased to accrue pursuant to clause (a) above while such Lender was a Defaulting Lender or payments that were allocated pursuant to clause (e) above while such Lender was a Defaulting Lender.

SECTION 2.22. Increase in Commitments.  (a)  At any time after the Effective Date, the Parent Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request at any time or from time to time that the total Commitments be increased; provided that (i) the aggregate amount of each such increase pursuant to this Section 2.22 shall not be less than $50,000,000 and the aggregate amount of all such increases pursuant to this Section 2.22 shall not exceed $250,000,000, (ii) each such request of the Parent Borrower shall be deemed to be an offer to each Lender to increase its Commitment by its Applicable Percentage of the proposed increased amount and (iii) each Lender, in its sole discretion, may either (A) agree to increase its Commitment by all or a portion of the offered amount or (B) decline to increase its Commitment.  Any such notice shall set forth the amount of the requested increase in the total Commitments and the date on which such increase is requested to become effective.  In the event that the Lenders shall have agreed to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Parent Borrower, the Parent Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an “Augmenting

Lender”), which may include any Lender, to extend Commitments or increase its existing Commitment in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender (or an Affiliate of a Lender) hereunder, shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld); provided further that any Commitment extended or increased pursuant to this Section 2.22 shall be in a minimum amount of $10,000,000 (or, if less, the balance of the unsubscribed amount of the requested increase in total Commitments).  Increases of Commitments and new Commitments created pursuant to this paragraph (a) shall become effective upon the execution and delivery by the Parent Borrower, the Administrative Agent and any Lenders (including any Augmenting Lenders) agreeing to increase their existing Commitments or extend new Commitments, as the case may be, of an amendment to this Agreement providing for such increased or additional Commitments.  Notwithstanding the foregoing, no increase in the total Commitments (or in the Commitment of any Lender) shall become effective under this paragraph (a) unless, on the date of such increase, the conditions set forth in Section 4.02 shall be satisfied (as though a Borrowing were being made on such date, with all references in such Section to a Borrowing being deemed to be references to such increase and without giving effect to the parenthetical in Section 4.02(a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer or a Financial Officer of the Parent Borrower.

(b) At the time that any increase in the total Commitments pursuant to paragraph (a) of this Section 2.22 (a “Commitment Increase”) becomes effective, if any Revolving Loans are outstanding, the Parent Borrower shall prepay the aggregate principal amount outstanding in respect of such Revolving Loans in accordance with Section 2.10 (the “Initial Loans”); provided that (i) nothing in this Section 2.22 shall prevent the Parent Borrower from funding the prepayment of Initial Loans with concurrent Revolving Loans hereunder in accordance with the provisions of this Agreement, giving effect to the Commitment Increase, and (ii) no such prepayment shall be required if, after giving effect to the Commitment Increase, each Lender has the same Applicable Percentage as immediately prior to such Commitment Increase.

SECTION 2.23. Extension of Maturity Date.  (a)    The Parent Borrower may, by delivery of a written request (a “Maturity Date Extension Request”) to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 30 days and not more than 75 days prior to an anniversary of the Effective Date, request that the Lenders extend the Maturity Date for an additional period of one year; provided that (i) such request shall be made to all Lenders having the same Maturity Date on the same terms and (ii) there shall be no more than two extensions of the Maturity Date pursuant to this Section.  Such Maturity Date Extension Request shall set forth (A) any changes to interest rate margins, fees or other pricing that will apply to the extensions of credit by Lenders that elect to agree to such Maturity Date Extension Request (which may be higher or lower than those that apply before giving effect to such Maturity Date Extension Request) and (B) any covenants or other terms that will apply solely to any period after the latest Maturity Date (if any) applicable to any Lenders that have a Maturity Date earlier than the Maturity Date that will apply to Lenders that elect to agree to such Maturity Date Extension Request.  Other than the extended Maturity Date and the changes described in clauses (A) and (B) of the immediately preceding sentence, the terms applicable to Lenders that elect to agree to such Maturity Date Extension Request shall be identical to those that applied before giving effect thereto.

(b) Each Lender shall, by notice to the Parent Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Borrower’s Maturity Date Extension Request (or such other date as the Parent Borrower and the Administrative Agent may agree; such date, the “Extension Date”), advise the Parent Borrower whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender”, and each Lender declining to agree to a requested extension being called a “Declining Lender”).  Any Lender that has not so advised the Parent Borrower and the Administrative Agent by such Extension Date shall be deemed to have declined to agree to such extension and shall be a Declining Lender.

(c) If Lenders constituting the Required Lenders shall have agreed to a Maturity Date Extension Request by the Extension Date, then the Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect.  The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each Lender.  The Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”).  The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Parent Borrower shall also make such other prepayments of Loans pursuant to Section 2.10 as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the total Revolving Credit Exposures would not exceed the total Commitments.

(d) Notwithstanding the foregoing provisions of this Section 2.23, the Parent Borrower shall have the right, pursuant to Section 2.18(b), at any time prior to the Existing Maturity Date, to replace a Declining Lender with a bank or other financial institution that will agree to the applicable Maturity Date Extension Request (provided that each such bank or other financial institution, if not already a Lender (or an Affiliate of a Lender) hereunder, shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld)), and any such replacement Lender shall for all purposes constitute a Consenting Lender.

(e) Notwithstanding the foregoing provisions of this Section 2.23, no extension of the Maturity Date pursuant to this Section 2.23 shall become effective unless, on or promptly following the Extension Date, the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such extension and without giving effect to the parenthetical in Section 4.02(a)) and the Administrative Agent shall have received a certificate to that effect dated the Extension Date and executed by a Responsible Officer or a Financial Officer of the Parent Borrower.

ARTICLE III

Representations and Warranties

Each of Holdings, the Parent Borrower and Purchasing represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers.  Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case, where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by each of Holdings, the Parent Borrower and Purchasing and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Parent Borrower, Purchasing or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or as to which the failure to be made or obtained and to be in full force and effect would not result in a Material Adverse Effect, (ii) filings necessary to perfect Liens created under the Collateral Agreement and (iii) filings of periodic reports with the Securities and Exchange Commission, (b) will not violate any law or regulation or the charter, by-laws or other organizational documents of Holdings or any Subsidiary or any material order of any Governmental Authority applicable to such Person except, in each case, as would not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any material provision of any indenture, agreement or other instrument binding upon Holdings or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings or any of its Subsidiaries, except Liens created under the Collateral Agreement.

SECTION 3.04. Financial Condition; No Material Adverse Change.  (a)  Holdings has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended January 29, 2011, reported on by KPMG LLP, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of

Holdings and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since January 29, 2011, there has been no material adverse change in the business, assets, operations or condition of Holdings and its Subsidiaries, taken as a whole.

SECTION 3.05. Properties.  (a)  Each of Holdings and its Subsidiaries has good title to, or valid leasehold or other property interests in, all its real and personal property material to the business of Holdings and its Subsidiaries (taken as a whole), except for Liens permitted under Section 6.02 and minor defects in title and leases being contested, in each case, that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of Holdings and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings and its Subsidiaries does not infringe upon the rights of any other Person, except for any defects in ownership or licenses and any such infringements that, individually or in the aggregate, would not result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the actual knowledge of Holdings, the Parent Borrower or Purchasing, threatened in writing against or affecting Holdings or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not result in a Material Adverse Effect, neither Holdings nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements.  Each of Holdings and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other material instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status.  No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes.  Each of Holdings and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown to be due and payable on such returns, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not result in a Material Adverse Effect.

SECTION 3.10. ERISA.  (a)  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would result in a Material Adverse Effect.

(b) There has been no change in the funding status of any Plan since the last annual actuarial valuation date that would reasonably be expected to have a Material Adverse Effect.

SECTION 3.11. Disclosure.  Neither the Information Memorandum nor any of the other reports, certificates or other written information (other than projections (the “projections”) and other forward looking information and information of a general economic or industry nature) (collectively, the “information”) furnished by or on behalf of any Loan Party to the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole with all such other information), when furnished or modified or supplemented, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The projections furnished by or on behalf of any Loan Party to the Administrative Agent, any Issuing Bank or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole with all other information), have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the projections are made available to the Administrative Agent, any Issuing Bank or any Lender by any Loan Party (it being understood that such projections are forward looking statements which by their nature are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and that actual results may differ, and such differences may be material, from those expressed or implied in such projections, and no assurance can be given that the projections will be realized).

SECTION 3.12. Material Subsidiaries.  Schedule 3.12 sets forth the name and jurisdiction of organization of each Subsidiary of Holdings that is a Material Subsidiary as of the Effective Date.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date.  The effectiveness of this amendment and restatement of the Existing Credit Agreement as contemplated hereby and of the obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Effective Date) of each of Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for the Loan Parties, and Janet Dhillon, General Counsel of Holdings, covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request.  Each of Holdings, the Parent Borrower and Purchasing hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 as of the Effective Date.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least two Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder.

(f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Parent Borrower, together with all attachments contemplated thereby, and the Administrative

Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

(g) The Administrative Agent shall have received evidence that the insurance required by the Collateral Agreement is in effect.

(h) Prior to or concurrently with the satisfaction of the other conditions set forth in this Section, any and all loans, accrued interest and fees and other amounts owing under the Existing Credit Agreement shall be paid, and the commitments under the Existing Credit Agreement (other than those continuing hereunder) shall be terminated.

(i) The Administrative Agent shall have received an initial Asset Coverage Certificate calculating the Asset Coverage Ratio as of the last day of the most recent fiscal month ended at least 10 days prior to the Effective Date, giving pro forma effect to any Loans being made or Letters of Credit being issued (or, in the case of Existing Letters of Credit, outstanding) on the Effective Date as if such Loans were made or such Letters of Credit were issued on the last day of such calendar month.

(j) The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

The Administrative Agent shall notify the Parent Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the effectiveness of the amendment and restatement of the Existing Credit Agreement and of the obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on April 30, 2011 (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

SECTION 4.02. Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents (except (i) in the case of Borrowings made solely to refinance maturing commercial paper issued by any of the Borrowers, the representations and warranties made under Sections 3.04(b), 3.06(a)(i) and 3.06(c) and (ii) in the case of any issuance, amendment, renewal or extension of a Trade Letter of Credit, the representations and warranties made under Section 3.10(b)) shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that such representations and warranties relate to an earlier date, in which case they shall have been true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the relevant Borrower or the relevant Account Party, as applicable, on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03. Borrowing Subsidiaries.  The obligation of each Lender to make a Loan on the occasion of the first Borrowing by a Borrowing Subsidiary is subject to receipt by the Administrative Agent of a Subsidiary Borrower Election with respect to such Borrowing Subsidiary in accordance with Section 2.20 and to the satisfaction of the following further conditions:

(a) If requested by the Administrative Agent or the Required Lenders, the Administrative Agent shall have received one or more favorable written opinions of counsel for such Borrowing Subsidiary reasonably acceptable to the Administrative Agent, with respect to (i) the organization and existence of such Borrowing Subsidiary, (ii) the due authorization, execution and delivery of the Subsidiary Borrower Election, (iii) the legality, validity and binding effect on such Borrowing Subsidiary of the Subsidiary Borrower Election and this Agreement as modified thereby and (iv) such other matters relating to such Borrowing Subsidiary as the Administrative Agent shall reasonably request.

(b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary and its authorization to be a Borrower, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, with respect to such Borrowing Subsidiary.

The Administrative Agent shall promptly provide to each Lender any documentation with respect to any Borrowing Subsidiary that was delivered to the Administrative Agent pursuant to this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower and Purchasing covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements; Ratings Change and Other Information.  The Parent Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a) as soon as available and, in any event, within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings or the Parent Borrower (i) certifying as to whether a Default has occurred and is continuing on the date thereof and, if a Default has occurred and is continuing on such date, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.09 and 6.10 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) within 90 days after the end of each fiscal year, an annual financial forecast (in a form consistent with forecasts previously provided) for Holdings and its Subsidiaries for the subsequent fiscal year (including a consolidated balance sheet of Holdings and its Subsidiaries as of the end of the prior fiscal year and consolidated statements of income and cash flows of Holdings and its Subsidiaries for such fiscal year);

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

(f) promptly after any Loan Party obtains knowledge that (i) Moody’s or S&P shall have announced a change in the Credit Rating established or deemed to have been established by such rating agency, written notice of such Credit Rating change and (ii) Moody’s, S&P or Fitch shall have announced a change in the credit rating established by such rating agent with respect to this facility, written notice of such rating change;

(g) within 20 days after the end of each fiscal month, an Asset Coverage Certificate (together with any other supplemental reporting and supporting documentation reasonably requested by the Administrative Agent) calculating the Asset Coverage Ratio as of the last day of such fiscal month; and

(h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request (other than information which is subject to attorney-client privilege or which would result in a breach of a confidentiality obligation of Holdings or any Subsidiary to any other Person).

Documents required to be delivered pursuant to Section 5.01(a), (b) or (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest of the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’s website on the Internet at the website address; (ii) on which such documents are posted to the Securities and Exchange Commission’s (or any Governmental Authority succeeding to any or all of the functions of said Commission’s) website (including as part of any 10-K or 10-Q filing) or (iii) on which such documents are posted on Holdings’ behalf on IntraLinks/IntraAgency or any other Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) Holdings shall have notified the Administrative Agent of the posting of such documents and (B) in the case of documents required to be delivered pursuant to Section 5.01(a) or (b), Holdings shall deliver electronic copies of such documents to the Administrative Agent if any Lender requests that Holdings deliver such copies until a request to cease delivering copies is given by the Administrative Agent at the request of such Lender.  The Administrative Agent shall have no obligation to request the delivery of or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02. Notices of Material Events.  The Parent Borrower will furnish to the Administrative Agent for distribution to each Lender prompt written notice after any Financial Officer or other executive officer obtains knowledge of any of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Parent Borrower or any Subsidiary thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect (other than any Disclosed Matters);

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would result in liability of Holdings and its Subsidiaries in an aggregate amount exceeding $100,000,000; and

(d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral.  (a)  The Parent Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in the legal name of any Loan Party, (ii) in the identity or type of organization or corporate structure of any Loan Party, (iii) in the Federal Taxpayer Identification Number or other identification number of any Loan Party, (iv) in the jurisdiction of organization of any Loan Party or (v) in the address set forth in the Uniform Commercial Code financing statement filed with respect to any Loan Party.  Holdings and the Parent Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The Parent Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower setting forth the information required pursuant to Sections 1 (other than clause (d) thereof) and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

(c) At any time during a Release Period, the provisions of paragraphs (a) and (b) of this Section 5.03 shall not apply.

SECTION 5.04. Existence; Conduct of Business.  Each of Holdings and the Parent Borrower will, and will cause each of its Material Subsidiaries to, (x) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and (y) except as would not reasonably be expected to have a Material Adverse Effect, take all reasonable action to preserve, renew and keep in full force and effect its rights, licenses, permits, privileges and franchises; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, transfer of assets or dissolution permitted under Section 6.03.

SECTION 5.05. Payment of Obligations.  Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties.  Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of the business of Holdings and its Subsidiaries (taken as a whole) in good working order and condition, ordinary wear and tear, condemnation and casualty loss excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit the disposition of any property otherwise permitted by this Agreement; provided, further, that nothing in this Section shall prevent Holdings or any Subsidiary from discontinuing the operations or maintenance of any of its properties no longer deemed by Holdings or such Subsidiary, as applicable, to be useful in the conduct of its business.

SECTION 5.07. Insurance.  Each of Holdings and the Parent Borrower will, and will cause each of its Material Subsidiaries to, maintain, with financially sound and reputable insurance companies or association or captive insurance companies or pursuant to self-insurance, (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Collateral Agreement.  The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Books and Records; Inspection Rights; Inventory Audits.  Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP.  Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and without disruption of the normal and ordinary conduct of the business of Holdings, the Parent Borrower or any such

Subsidiary, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, if an executive officer or a Financial Officer of the Parent Borrower has been afforded an opportunity to be present, independent accountants  (subject to such accountants’ customary policies and procedures), all at such reasonable times during normal business hours and as often as reasonably requested.  Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, permit the Administrative Agent or any auditor that is satisfactory to the Administrative Agent, at any time upon reasonable prior notice during normal business hours (but, unless an Event of Default has occurred and is continuing, no more than once during any calendar year), to perform audits of, conduct independent appraisals of and/or monitor the inventory of Holdings and the other Loan Parties, provided that at any time that at least two of Moody’s, S&P and Fitch issue ratings with respect to this facility, of Ba2, BB and BB, respectively, or worse, then (x) the Administrative Agent or any auditor satisfactory to the Administrative Agent will be permitted to (i) perform audits and conduct independent appraisals of the inventory of Holdings and its Subsidiaries but, except as provided in clause (ii), not more frequently than once in any 365-day period, and (ii) for so long as the aggregate Revolving Credit Exposures are more than 50% of the total Commitments, perform ongoing audits, conduct ongoing appraisals and/or continuously monitor the inventory of Holdings and its Subsidiaries and (y) Holdings will furnish to the Administrative Agent for distribution to each Lender within 20 days after the end of each fiscal month, a consolidated report of accounts payable for Holdings and its Subsidiaries (including aging details) as of the last day of such fiscal month and other information reasonably requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.  Notwithstanding anything to the contrary in this Section 5.08, none of Holdings, the Parent Borrower or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any bona fide arm’s length third party contract or (b) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, make available redacted versions of requested documents or, if unable to do so consistent with the preservation of such privilege, shall endeavor in good faith otherwise to disclose information responsive to the requests of the Administrative Agent, any Lender or any of their respective Related Parties, in a manner that will protect such privilege.

SECTION 5.09. Compliance with Laws.  Each of Holdings and the Parent Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

SECTION 5.10. Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used only for general corporate purposes, including working capital requirements, liquidity and the repayment of maturing commercial paper and other Indebtedness of the Parent Borrower and Purchasing.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  Letters of Credit will be issued to support obligations of the Account Parties in respect of purchases of inventory in the ordinary course of business, as well as other obligations of Holdings and its Subsidiaries incurred without violation of this Agreement.

SECTION 5.11. Additional Guarantee Parties.  (a)  If any Subsidiary (other than any Foreign Subsidiary or any Subsidiary, substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries) becomes a Material Subsidiary or otherwise becomes a Guarantee Party after the Effective Date, Holdings and the Parent Borrower shall, within three Business Days after such Subsidiary becomes a Material Subsidiary or a Guarantee Party (as applicable), notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary; provided that the requirements of this paragraph shall not apply during a Release Period.

(b) If a Release Period commences, Holdings and the Parent Borrower agree that at any time thereafter, if (i) the Credit Ratings are Ba1 and BB+ or (ii) a Credit Rating is worse than Ba1 or BB+, as applicable, then Holdings and the Parent Borrower will promptly, but in no event later than five Business Days thereafter, cause the Collateral and Guarantee Requirement to be satisfied.

SECTION 5.12. Further Assurances.  Each of Holdings and the Parent Borrower will, and will cause each Guarantee Party and each Additional Grantor to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Guarantee Parties and the Additional Grantors.  At any time other than during a Release Period, Holdings and the Parent Borrower also agree to provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Agreement.

SECTION 5.13. Maintenance of Ratings.  Holdings will use commercially reasonable efforts to maintain continuously in effect (i) a Credit Rating from each of Moody’s and S&P in respect of Holdings and (ii) a credit rating of this facility from each of Moody’s, S&P and Fitch.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings, the Parent Borrower and Purchasing covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness.  Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements, in whole or in part, of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal, refinancing or replacement) or result in an earlier maturity date or decreased weighted average life thereof; provided that Indebtedness in respect of which the holders thereof have the unconditional right to require the issuer thereof to effect a redemption of such Indebtedness for cash prior to the stated maturity date of such Indebtedness shall be treated as maturing on the nearest such redemption date for purposes of the foregoing calculations;

(c) Indebtedness of Holdings to any Subsidiary and of any Subsidiary to Holdings or any other Subsidiary;

(d) Guarantees by Holdings of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of (i) so long as such Subsidiary also guarantees the Obligations on a pari passu basis, any Loan Party or (ii) any other Subsidiary;

(e) Permitted Indebtedness;

(f) Indebtedness of Holdings or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection therewith); provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $500,000,000 at any time outstanding;

(g) Indebtedness of any Person that becomes a Subsidiary after the date hereof and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection therewith); provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $500,000,000 at any time outstanding and (iii) after giving effect to such Person becoming a Subsidiary and such Indebtedness, Holdings and the Parent Borrower shall be in compliance on a pro forma basis with the covenants contained in Sections 6.09 and 6.10, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available, as if such Person and all other acquired Persons that have become Subsidiaries since the last day of such fiscal quarter had become Subsidiaries on the first day of each relevant period for testing such compliance;

(h) Permitted Long-Term Indebtedness;

(i) Indebtedness in an aggregate principal amount not to exceed $750,000,000 at any time outstanding and any refinancings, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such refinancing, extension, renewal or replacement), provided that such Indebtedness (i) shall be secured on a second-priority basis only by Collateral of the Loan Parties and shall be subject to the Intercreditor Agreement, (ii) shall not mature on or prior to the Specified Date, (iii) shall not have terms more restrictive, taken as a whole, than those set forth in this Agreement and (iv) shall be subject only to mandatory prepayments, if any, that can be avoided through repayment or prepayment of Loans or through investments by Holdings and its consolidated Subsidiaries in assets to be used in their businesses, provided, further, that no such Indebtedness may be incurred, extended, renewed or replaced at any time during a Release Period; and

(j) other unsecured Indebtedness in an aggregate principal amount not exceeding $250,000,000 at any time outstanding.

SECTION 6.02. Liens.  Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of Holdings or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Holdings or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(d) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Holdings or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such extension, renewal or replacement;

(e) Liens on fixed or capital assets acquired, constructed or improved by Holdings or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of Holdings or any Subsidiaries;

(f) Liens in respect of leases or subleases granted to other Persons in the ordinary course of business and not materially interfering with the conduct of business of Holdings and its Subsidiaries, taken as a whole;

(g) Liens arising out of conditional sale, title retention, consignment (including “sale or return” arrangements) or similar arrangements for the sale of goods entered into by the Parent Borrower or any of its Subsidiaries in the ordinary course of business, provided that the aggregate amount of such goods shall not exceed $200,000,000;

(h) Liens in favor of customs and revenue authorities arising as a matter of law securing payment of customs duties in connection with the importation of goods;

(i) any encumbrance or restriction (including pursuant to put and call agreements or buy/sell arrangements) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement;

(j) Liens on accounts receivable of the Parent Borrower or any of its Subsidiaries that arise from the securitization of such accounts receivable;

(k) Liens (other than Liens on any inventory constituting Collateral) securing Indebtedness of a Subsidiary to a Loan Party or of a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;

(l) Liens on property subject to sale and leaseback transactions not prohibited by Section 6.06 and general intangibles related thereto;

(m) second-priority Liens on the Collateral securing Indebtedness permitted pursuant to Section 6.01(i), provided that such second-priority Liens shall not be permitted during a Release Period; and

(n) other Liens (other than Liens on any inventory constituting Collateral) securing monetary obligations, provided that (i) the sum of the aggregate amount of all monetary obligations secured by Liens pursuant to this clause (n), plus the aggregate amount of all cash consideration received on or after the Effective Date in respect of sale and leaseback transactions made in reliance on clause (b) of Section 6.06, shall not exceed 12.50% of Net Tangible Assets at any time and (ii) the aggregate book value of all assets subject to Liens pursuant to this clause (n) shall not at any time exceed $225,000,000.

SECTION 6.03. Fundamental Changes.  (a)  Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Parent Borrower and its Subsidiaries, taken as a whole, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge with or into or consolidate with the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any Person may merge with or into or consolidate with any Subsidiary in a transaction in which the surviving entity is or becomes a Subsidiary and (if any party to such merger or consolidation is or becomes a Loan Party) is a Loan Party; provided that any such merger or consolidation involving a Person that is not a wholly owned Subsidiary immediately prior to or after giving effect to such merger or consolidation shall comply with Sections 6.04 and 6.05, as applicable, (iii) any Subsidiary (other than the Parent Borrower) may liquidate or dissolve or change its legal form if the Parent Borrower determines in good faith that such liquidation or dissolution or change in legal form is in the best interests of the Parent Borrower and its subsidiaries and is not materially disadvantageous to the Lenders; provided that, in the case of a liquidation or dissolution of a Subsidiary that is a Loan Party, the Person into which such Subsidiary is liquidated or dissolved shall be a Loan Party and shall succeed to or assume all obligations of such Loan Party under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent, (iv) Holdings may effect a Permitted Holding Company Reorganization, (v) any merger the sole purpose and effect of which is to reincorporate or reorganize a Person in another jurisdiction in the United States shall be permitted; provided that, if such Person is a Loan Party, the surviving entity is a Loan Party (and, if not a Loan Party before such merger, shall assume all obligations of such Loan Party under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent), and (vi) a merger, dissolution, liquidation, consolidation, sale, transfer or other disposition the purpose and effect of which is to effect a transaction permitted pursuant to Section 6.05.

(b) Holdings will not, and will not permit any of its Subsidiaries to, engage to any extent material to Holdings and its Subsidiaries (taken as a whole) in any business other than the businesses of the type conducted by Holdings and its Subsidiaries on the Effective Date and businesses reasonably related, ancillary or complementary to the business or businesses of Holdings or any Subsidiary or any reasonable extension, development or expansion thereof.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions.  Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or hold any loans or advances to, Guarantee any obligations of, or make or hold any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each referred to for purposes of this definition as an “investment”), except:

(a) Permitted Investments;

(b) investments existing on the date hereof and set forth on Schedule 6.04, and any refinancing, replacement, renewal or extension of any such investment which does not increase the amount thereof except pursuant to the terms of such investment as of the Effective Date (as set forth on Schedule 6.04) or as otherwise permitted by another clause of this Section 6.04;

(c) investments by Holdings and its Subsidiaries in Equity Interests in their respective Subsidiaries;

(d) loans or advances made by Holdings to any Subsidiary and made by any Subsidiary to Holdings or any other Subsidiary;

(e) Guarantees, subject to the limitations of Section 6.01 in the case of Indebtedness;

(f) investments received in connection with the bankruptcy or reorganization of, or settlement or satisfaction or partial satisfaction of delinquent accounts and disputes with, customers, suppliers and other account debtors, in each case in the ordinary course of business or upon the foreclosure with respect to any secured investment;

(g) extensions of trade credit in the ordinary course of business;

(h) investments under Swap Agreements;

(i) investments held by a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with or into the Parent Borrower or a Subsidiary in accordance with this Agreement after the Effective Date to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(j) investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers; and

(k) other investments; provided that at the time of and immediately after giving effect to any such investment, (i) Holdings and the Parent Borrower will be in compliance on a pro forma basis with (A) the covenants contained in Sections 6.09 and 6.10, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available and (B) the covenant contained in Section 6.11, recomputed as of the last day of the most recently ended fiscal month of the Parent Borrower, as if such investment and all other investments made in reliance on this clause (k) had occurred on the first day of each relevant period for testing such compliance and (ii) no Default shall have occurred and be continuing.

SECTION 6.05. Asset Sales.  Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings and the Parent Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than directors’ qualifying shares or to the extent required by applicable law) (each referred to for purposes of this definition as a “disposition”), except:

(a) sales of inventory, used or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

(b) disposals of inventory pursuant to promotional or similar activities in the ordinary course of business;

(c) dispositions in the ordinary course of business of property no longer used or useful in the conduct of the business of Holdings and the Subsidiaries;

(d) dispositions to the Parent Borrower or a Subsidiary;

(e) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) in the ordinary course of business of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable in the ordinary course of business;

(f) (i) any exchange of real property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code or (ii) dispositions of equipment in the ordinary course of business to the extent that (x) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (y) the proceeds of such disposition are promptly applied to the purchase price of such replacement equipment;

(g) any disposition arising from condemnation or similar action with respect to any property or other assets, or voluntary exercise of termination rights under any lease, license, concession or other agreement or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(h) the lapse or abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Parent Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Holdings and the other Subsidiaries taken as a whole;

(i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Holdings and the Subsidiaries, taken as a whole;

(j) the unwinding of Swap Agreements;

(k) dispositions of accounts receivable in connection with the collection or compromise thereof;

(l) (i) any dividend or other Restricted Payment permitted pursuant to (or expressly not prohibited by) Section 6.07, (ii) any investment pursuant to Section 6.04 and (iii) any Lien permitted by Section 6.02;

(m) sales of fixed or capital assets pursuant to Section 6.06(a);

(n) any issuance of Equity Interests by, or disposition of Equity Interests of, any Subsidiary that is not a Material Subsidiary; and

(o) sales, transfers and other dispositions of assets (other than Equity Interests in a Material Subsidiary) that are not permitted by any other clause of this Section, provided that (i) Holdings and the Parent Borrower will be in compliance on a pro forma basis with the covenants contained in Sections 6.09, 6.10 and 6.11, recomputed as of the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available as if such sale, transfer or disposition and all other sales, transfers or dispositions made in reliance on this clause (o) had occurred on the first day of each relevant period for testing such compliance and (ii) no Default shall have occurred and be continuing;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b), (d), (h), (j) and (l) above) shall be made for fair value.  This Section shall not be construed to prohibit transfers of cash by Holdings or any of its Subsidiaries that are not prohibited by any other provision of this Agreement.

SECTION 6.06. Sale and Leaseback Transactions.  Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property (real or personal) used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of fixed or capital assets that (a) is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after Holdings, the Parent Borrower or such Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset or (b) is made for cash consideration in an amount not less than the fair value of such fixed or capital asset; provided that (i) any such sale or transfer made in reliance on clause (b) is permitted by Section 6.05(o) and (ii) the sum of the aggregate amount of all cash consideration received on or after the Effective Date in respect of all sale and leaseback transactions made in reliance on clause (b), plus the aggregate amount of all monetary obligations secured by Liens pursuant to clause (j) of Section 6.02, shall not exceed 12.50% of Net Tangible Assets at any time.

SECTION 6.07. Restricted Payments.  Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) any wholly-owned Subsidiary may distribute any cash, property or assets to Holdings, the Parent Borrower or any other Subsidiary that is its direct or indirect parent;

(b) any Subsidiary may declare and pay dividends ratably with respect to its Equity Interests;

(c) to the extent constituting Restricted Payments, the Subsidiaries may enter into and consummate transactions permitted by Section 6.03;

(d) Holdings may pay cash in lieu of fractional Equity Interests;

(e) repurchases of Equity Interests of Holdings (i) deemed to occur on the exercise of options or warrants or similar rights if such Equity Interests represent the delivery of a portion of the Equity Interests subject to such options or warrants or similar rights in satisfaction of the exercise price of such options, warrants or similar rights (and do not involve cash consideration) or (ii) deemed to occur in the case of payment by Holdings or the Parent Borrower of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), in connection with the exercise of stock options (in lieu of a portion of the shares that otherwise would be issued upon such exercise);

(f) Holdings may make Restricted Payments in cash in an aggregate amount not to exceed (i) $900,000,000 for repurchases of Equity Interests of Holdings during the period from January 1, 2011, through December 31, 2011, plus (ii) $500,000,000 during any fiscal year (or, in the case of fiscal year 2011, during the period from the Effective Date through the end of such fiscal year); provided that, at the time of declaration (in the case of a dividend) or payment (in all other cases) and after giving effect thereto, (i) no Default has occurred and is continuing and (ii) Holdings would be in compliance with Sections 6.09 and 6.11 after giving effect to such Restricted Payment and any Indebtedness being incurred in connection therewith; and

(g) Holdings may make any additional Restricted Payment in cash; provided that (i) the amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings after the Effective Date (other than those made pursuant to clauses (d), (e) or (f) above), does not exceed the sum, without duplication, of (A) 50% of Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter ending after April 8, 2009, to the end of Holdings’ most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus (B) 100% of the aggregate net cash proceeds received by Holdings, during the period from April 8, 2009, to the date of such Restricted Payment, from the issuance by Holdings of additional Equity Interests (other than Disqualified Equity Interests or Equity Interests issued to a Subsidiary or to an employee stock ownership plan or trust), and (ii) at the time of declaration (in the case of a dividend) or payment (in all other cases) and after giving effect thereto, (i) no

Default has occurred and is continuing and (ii) Holdings would be in compliance with Sections 6.09 and 6.11 after giving effect to such Restricted Payment and any Indebtedness being incurred in connection therewith.

Notwithstanding the foregoing, this Section 6.07 shall not apply at any time that the Credit Ratings are Baa3 and BBB-, respectively, with stable outlook or better.

SECTION 6.08. Restrictive Agreements.  Neither Holdings nor the Parent Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of Holdings or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations (or any Indebtedness incurred to refinance or replace the Obligations); provided that (a) the foregoing shall not apply to any prohibitions, restrictions or conditions imposed (i) by law, rule, regulation or judicial order, or required by any regulatory authority having jurisdiction over Holdings or any Subsidiary or any of their respective businesses or (ii) by  any Loan Document or any related documents or agreements, (b) the foregoing shall not apply to any prohibitions, restrictions or conditions existing on the date hereof identified on Schedule 6.08 or to any refinancing, extension or renewal, in whole or in part, of, or any amendment, supplement or modification of, any Indebtedness or other obligation or other agreement, document or instrument existing on the date hereof identified on Schedule 6.08 containing any such prohibition, restriction or condition (but without expanding the scope of any such prohibition, restriction or condition in any material respect), (c) the foregoing shall not apply to prohibitions, restrictions or conditions contained in agreements relating to the direct or indirect disposition of Equity Interests of any Person, property or assets, imposing restrictions with respect to such Person, Equity Interests, property or assets pending the closing of such disposition, provided that such disposition is permitted hereunder, (d) the foregoing shall not apply to prohibitions, restrictions or conditions contained in any agreement of a Person that becomes a Subsidiary after the Effective Date which existed prior to the date that such Person became a Subsidiary; provided that such prohibitions, restrictions or conditions existed at the time that such Person became a Subsidiary and were not created in contemplation of such Person becoming a Subsidiary and do not apply to any other Subsidiary or any assets other than those of the Subsidiary so acquired, (e) the foregoing shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to secured Indebtedness or other obligations not prohibited by this Agreement if such prohibitions, restrictions or conditions apply only to the property or assets securing such Indebtedness or obligations and any proceeds and products thereof and after-acquired property, except as may otherwise be permitted under this Section 6.08, (f) the foregoing shall not apply to (i) customary provisions in leases and other contracts or agreements restricting the transfer, assignment, pledge or mortgage thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (ii) any reciprocal easement agreements containing customary provisions restricting dispositions of real property interests and (iii) Capital Lease Obligations, tax retention and other synthetic lease obligations and purchase money obligations that impose restrictions with respect to the property or assets so acquired and (g) the foregoing shall not apply to any agreement governing or relating to Indebtedness relating to the securitization of accounts receivable to the extent that such restrictions apply only to such accounts receivable and the proceeds thereof.

SECTION 6.09. Leverage Ratio.  The Leverage Ratio as of the last day of any fiscal quarter ending during any period set forth below shall not exceed 3.00 to 1.00.

SECTION 6.10. Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending during any period set forth below shall not be less than the ratio set forth below opposite such period:

Periods Ending	Ratio
Effective Date through and including the last day of the fiscal quarter ending on or about October 29, 2011	2.50 to 1.00
Thereafter	3.00 to 1.00

SECTION 6.11. Asset Coverage Ratio.  The Asset Coverage Ratio as of any date shall not be less than 3.00 to 1.00.

SECTION 6.12. Restriction on Non-Material Subsidiaries.  Neither Holdings nor the Parent Borrower will permit, at any time, the Non-Material Subsidiaries that have not satisfied the Collateral and Guarantee Requirement to have, in the aggregate, Net Tangible Assets representing in excess of 5% of the total Net Tangible Assets of Holdings and its Subsidiaries.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan of such Borrower or any Account Party shall fail to reimburse any LC Disbursement made in respect of a Letter of Credit issued for the account of such Account Party, in each case when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower or any Account Party shall fail to pay any interest or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by it under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, or any material representation or warranty in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) Holdings, the Parent Borrower or Purchasing shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings, the Parent Borrower or Purchasing) or 5.10 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender);

(f) Holdings or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (ii) Indebtedness in respect of which the holders thereof have the unconditional right to require the issuer thereof to effect a redemption of such Indebtedness prior to the stated maturity of such Indebtedness, solely as a result of the exercise by such holders of such right;

(h) subject to Section 7.02, an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) subject to Section 7.02, Holdings or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this

Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) subject to Section 7.02, Holdings or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (to the extent not covered by independent third party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) shall be rendered against Holdings, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would result in a Material Adverse Effect;

(m) at any time other than during a Release Period, (i) any Guarantee Party’s Guarantee under the Collateral Agreement shall cease to be in full force and effect (other than in accordance with the terms of this Agreement and the Collateral Agreement) or shall be declared to be null and void or any Guarantee Party shall repudiate its obligations under its Guarantee under the Collateral Agreement or (ii) any Lien purported to be created under the Collateral Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having an aggregate fair value of $10,000,000 or more, with the priority required by the Collateral Agreement, in each case for any reason other than the failure of the Administrative Agent to file any financing statement (or amendment thereto) delivered to it for filing and except as a result of the sale or other disposition of the applicable Collateral in a transaction not prohibited under the Loan Documents; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings, a Borrower or an Account Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Account Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Account Party; and in case of any event with respect to Holdings, a Borrower or an Account Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers and the Account Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Account Party.

SECTION 7.02. Exclusion of Immaterial Subsidiaries.  At any time during a Release Period, solely for purposes of determining whether a Default has occurred under clause (h), (i) or (j) of Section 7.01, any reference in any such clause to any “Subsidiary” shall be deemed to exclude any Subsidiary that is not a Material Subsidiary affected by any event or circumstance referred to in any such clause; provided, that if it is necessary to exclude more than one Subsidiary from clause (h), (i) or (j) of Section 7.01 pursuant to this Section in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether any excluded Subsidiary is a Material Subsidiary.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints JPMorgan Chase Bank, N.A., and its successors to serve as administrative agent under the Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Parent Borrower or any other Subsidiary or Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own bad faith, gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Parent Borrower, Purchasing or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, each Issuing Bank and the Parent Borrower.  Upon any such resignation, the Required Lenders shall have the right, with the consent of the Parent Borrower, to appoint a successor (provided, that such Parent Borrower consent (i) shall not be unreasonably withheld and (ii) shall not be required if, at the time of such appointment, an Event of Default has occurred and is continuing).  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.  The Joint Bookrunners, Lead Arrangers and Syndication Agent (each as identified on the cover page of this Agreement), in their capacities as such, shall have no rights, powers, duties, liabilities, fiduciary relationships or obligations under this Agreement or any other documents related thereto.

Each of the Lenders hereby (a) authorizes and instructs the Administrative Agent to enter into an Intercreditor Agreement if Indebtedness is incurred that is secured by Liens contemplated by clause (m) of Section 6.02 and (b) agrees that it will be bound by and will take no actions contrary to the provisions of such Intercreditor Agreement.
ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to Holdings, the Parent Borrower or Purchasing, to it at J. C. Penney Corporation, Inc., 6501 Legacy Drive, Mail Code 1304, Plano, TX 75024, Attention of the Treasurer (Telecopy No. (972) 431-2044), with a copy to the General Counsel of the Parent Borrower;

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Floor 10, Houston, Texas 77002-6925, Attention of Thai Pham, Loan & Agency Services (Telecopy No. (713) 750-2884), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 24, New York, New York 10179, Attention of Sarah Freedman (Telecopy No. (212) 622-6603); and

(iii) if to any other Lender, any Issuing Bank or any Swingline Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Issuing Banks and Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Issuing Bank or Lender.  The Administrative Agent, Holdings, the Parent Borrower or Purchasing may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as expressly contemplated by Section 2.22 or 2.23 or with respect to any amendment to this Agreement contemplated by the definition of “Permitted Holding Company Reorganization” (which amendment shall be permitted if entered into by the parties referred to therein), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrowers, the Account Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall

(i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the provisions of Section 2.12(c) providing for the default rate of interest, or to waive any obligations of any Borrower or any Account Party to pay interest at such default rate, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the provisions of Section 2.12(c) providing for the default rate of interest, or to waive any obligations of any Borrower or any Account Party to pay interest at such default rate, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release the Parent Borrower or Holdings from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit all or substantially all its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Loan Parties from their Guarantees under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit all or substantially all their liability in respect of such Guarantees, without the written consent of each Lender, (viii) release all or substantially all of the Collateral from the Liens of the Collateral Agreement (except as expressly provided in Section 6.15(d) of the Collateral Agreement) without the written consent of each Lender or (ix) change Section 2.05(k)(i) in a manner that would alter the participation obligation of any Lender, without the written consent of such Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be.  Notwithstanding the foregoing, (x) the consent of the Required Lenders shall not be required to amend this Agreement to increase the total Commitments pursuant to Section 2.22 and to make other changes incidental thereto or contemplated thereby and (y) this Agreement may be amended by an agreement in writing entered into by the Parent Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency; provided that, in the case of clause (y), the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, written notice from the Required Lenders to the effect that the Required Lenders object to such amendment.

(c) Notwithstanding anything to the contrary, this Agreement may be amended (or deemed amended) or amended and restated, in whole or in part, with the written consent of the Required Lenders, the Administrative Agent and the Parent

Borrower to (i) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing facilities and the accrued interest and fees in respect thereof, (ii) to include, as appropriate, Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each facility under this Agreement and (iii) to provide class protection for any additional credit facilities in a manner consistent with those provided the original facilities pursuant to the provisions of this Agreement originally in effect.

(d) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provision of this Agreement and/or any other Loan Document requiring the consent of “each Lender” or “each Lender directly affected thereby”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Parent Borrower may, upon prior written notice to the Administrative Agent and the Non-Consenting Lender, elect to replace such Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity shall agree, as of such date, to purchase (and the Non-Consenting Lender shall be obligated to sell) for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 9.04(b) (provided that each such bank or other entity, if not already a Lender (or an Affiliate of a Lender) hereunder, shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld)), (ii) the replacement Lender shall pay the processing and recordation fee referred to in Section 9.04(b)(ii)(C), if applicable, in accordance with the terms of such Section, (iii) the replacement Lender shall grant its consent with respect to the applicable proposed change, waiver, discharge or termination and (iv) the replacement Lender shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all principal, interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers and the Account Parties hereunder to and including the date of termination, including, without limitation, payments due to such Non-Consenting Lender under Sections 2.14 and 2.16, and (2) an amount, if any, equal to the payment which would have been due to such Non-Consenting Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.  In connection with any such replacement, if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all obligations of the Borrowers and the Account Parties owing to the Non-Consenting Lender relating to the loans and participations so assigned shall be paid in full by the replacement Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and

Assumption and/or such other documentation as of such date and the applicable Borrowers and/or Account Parties shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Consenting Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.  (a)  The Parent Borrower and the other Loan Parties, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (and, solely in respect of the syndication of the credit facilities and the preparation of the initial Loan Documents, the Commitment Parties and their Related Parties), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (provided that, notwithstanding anything herein to the contrary, the Parent Borrower shall be responsible for the fees and expenses of only one counsel to the Administrative Agent, its Affiliates, the Commitment Parties and their Related Persons (and one local counsel in each relevant jurisdiction), it being understood that this proviso applies only to this clause (a)(i)), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all reasonable fees associated with, and all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with, any inventory audit performed by the Administrative Agent or any auditor that is satisfactory to the Administrative Agent on behalf of the Administrative Agent, as well as any such expenses incurred by the Administrative Agent in connection with the monitoring and independent appraisals of such inventory, in each case as contemplated by Section 5.08.  This Section 9.03(a) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(b) The Parent Borrower and the other Account Parties, jointly and severally, shall indemnify each Commitment Party, the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) in the case of each Commitment Party and its Related Parties, the Commitment Letter or their activities thereunder or (iv)  any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) arise in connection with any judgment rendered by a court of competent jurisdiction in favor of any Borrower or Account Party against such Indemnitee, (y) result from the gross negligence or willful misconduct of such Indemnitee (as finally determined by a court of competent jurisdiction) or (z) result from any dispute among the Lenders and the Administrative Agent, or any of them, other than disputes resulting from the fault of any Loan Party.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. To the extent that the Parent Borrower or any other Account Party fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Bank or the applicable Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the applicable Swingline Lender in its capacity as such.

(c) To the extent permitted by applicable law, neither Holdings, any Borrower, any Account Party or any other Subsidiary shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Commitment Letter, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

SECTION 9.04. Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings, any Borrower nor any Account Party may assign or otherwise transfer any of its rights or obligations hereunder except in a transaction expressly permitted hereby that expressly contemplates such assignment or transfer without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings, any Borrower or any Account Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than Holdings or any Subsidiary or Affiliate thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Parent Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that such fee shall not apply to any assignment made by a Lender to an Affiliate of such Lender; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such

Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers and the Account Parties, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans (and the stated interest thereon) and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and Holdings, the Borrowers, the Account Parties, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Parent Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) In the case of any assignment for which the Parent Borrower’s consent is not required, the Administrative Agent shall provide the Parent Borrower with notice promptly upon receipt of an Assignment and Assumption with respect to such assignment.

(c) (i)  Any Lender may, without the consent of Holdings, any Borrower, any Account Party, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrowers, the Account Parties, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For any avoidance of doubt, such Lender shall be responsible for the indemnity under Section 2.16(d) with respect to any payments made to such Participant.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly affects such Participant.  Subject to paragraph (c)(ii) of this Section, Holdings, the Borrowers and the Account Parties agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Sections 2.17(c) and 2.18 as though it were a Lender.  Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrowers and the Account Parties, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, however, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in “registered form” under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, Holdings, the Borrowers, the Account Parties, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Parent Borrower (not to be unreasonably withheld or delayed), provided that the Participant shall be subject to the provisions of Sections 2.17(c) and 2.18.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case for which no claim has been made) or any Letter of Credit is outstanding (except to the extent any such Letter of Credit has had cash collateral or other credit support (satisfactory to the applicable Issuing Bank(s) in its or their sole discretion) issued therefor and the Issuing Banks have agreed (in their sole discretion) to release the Lenders from their participations in such Letters of Credit) and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Issuing Bank and Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Issuing Bank or Lender to or for the credit or the account of any Borrower or any Account Party against any of and all the obligations of such Borrower or such Account Party (as the case may be) now or hereafter existing under this Agreement held by such Issuing Bank or Lender, irrespective of whether or not such Issuing

Bank or Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.  The rights of each Issuing Bank and Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Issuing Bank or Lender may have.  Any Lender or Issuing Bank exercising its rights under this Section shall give notice thereof to the relevant Borrower and the relevant Account Party on or prior to the day of the exercise of such rights.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each of Holdings, the Borrowers and the Account Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, a Borrower or an Account Party or any of their respective properties in the courts of any jurisdiction.

(c) Each of Holdings, the Borrowers and the Account Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality.  (a) Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent  required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Loan Parties and their Obligations, (vii) with the consent of the Parent Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings, a Borrower or an Account Party.  For the purposes of this Section, “Information” means all information received from Holdings, any Borrower or any Account Party relating to Holdings, any Borrower, any Account Party or their respective business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, any Borrower or any Account Party.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Lender acknowledges that Information as defined in Section 9.12(a) furnished to it pursuant to this Agreement may include material non-public Information concerning the Loan Parties and their securities, and confirms that it has developed compliance procedures regarding the use of material non-public Information and that it will handle such material non-public Information in accordance with those procedures, applicable law, including Federal and state securities laws, and the terms hereof.

(c) All information, including waivers and amendments, furnished by the Loan Parties, their representatives or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public Information about the Loan Parties and their securities.  Accordingly, each Lender represents to Holdings (on behalf of the Loan Parties) and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public Information in accordance with its compliance procedures, applicable law and the terms hereof.

SECTION 9.13. Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. USA Patriot Act.  Each Lender hereby notifies each of the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of such Loan Parties and other information that will allow such Lender to identify such Loan Parties in accordance with the Patriot Act.

SECTION 9.15. Existing Credit Agreement.  (a)  Each of the Lenders party hereto that is a “Lender” under the Existing Credit Agreement hereby waives advance notice of any termination or reduction of commitments and prepayment of loans under the Existing Credit Agreement; provided that notice thereof is provided on the Effective Date.

(b) Effective on the Effective Date, the Existing Credit Agreement is hereby amended and restated in its entirety hereby.  The amendment and restatement of the Existing Credit Agreement hereby shall not be construed to discharge or otherwise affect any obligations of the Loan Parties accrued or otherwise owing under the Existing Credit Agreement that have not been paid, it being understood that such obligations shall continue as obligations hereunder.  Without limiting the generality of the foregoing, this Agreement is not intended to constitute a novation of the Existing Credit Agreement.

(c) On and as of the Effective Date (i) the “Commitment” of each “Lender” (in each case, as defined in the Existing Credit Agreement) that is not a Lender party to this Agreement shall terminate, and such “Lender” shall cease to be a Lender hereunder for all purposes and (ii) the remaining “Commitments” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall be adjusted as necessary such that, on and as of the Effective Date, the Commitments hereunder shall be as set forth on Schedule 2.01.

(d) Each of the Lenders party hereto that is a “Lender” under the Existing Credit Agreement hereby waives any Default arising from the failure of the Parent Borrower, Holdings and Purchasing to comply with the requirements of Section 6.07 of the Existing Credit Agreement.

SECTION 9.16. No Fiduciary Duty.  The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates.  Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other.  The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person.  Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

J. C. PENNEY COMPANY, INC.,
by: /s/ M. P. Dastugue
Name: M. P. Dastugue
Title: Executive Vice President and Chief Financial Officer

J. C. PENNEY CORPORATION, INC.,
by: /s/ M. D. Porter
Name: M. D. Porter
Title: Vice President, Treasurer

J. C. PENNEY PURCHASING CORPORATION,
by: /s/ M. D. Porter
Name: M. D. Porter
Title: Vice President, Treasurer of J. C. Penney Corporation, Inc.

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, by: /s/ Sarah L. Freedman
Name: Sarah L. Freedman
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as LC Agent, by: /s/ Greg Campbell
Name: Greg Campbell
Title: Director

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: Bank of America, N. A. by: /s/ Michael B. Delaney
Name: Michael B. Delaney
Title: Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: Barclays Bank PLC by: /s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: Compass Bank by: /s/ Ramon Garcia
Name: Ramon Garcia
Title: Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: HSBC Bank USA, N.A. by: /s/ Brian Gingue
Name: Brian Gingue
Title: Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: THE ROYAL BANK OF SCOTLAND PLC by: /s/ Tracy Rahn
Name: Tracy Rahn
Title: Director

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: U.S. Bank National Association by: /s/ Blake Malia
Name: Blake Malia
Title: Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: Citibank N.A. by: /s/ Allen Fisher
Name: Allen Fisher
Title: Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: GOLDMAN SACHS BANK USA by: /s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: THE BANK OF NEW YORK MELLON by: /s/ Thomas J. Tarasovich, Jr.
Name: Thomas J. Tarasovich, Jr.
Title: Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: Standard Chartered Bank by: /s/ James P. Hughes
Name: James P. Hughes
Title: Director

by: /s/ Robert K. Reddington
Name: Robert K. Reddington
Title: Credit Documentation Manager

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: STATE STREET BANK AND TRUST COMPANY by: /s/ Juan G. Sierra
Name: Juan G. Sierra
Title: Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: UMB Bank, n.a. by: /s/ David A. Proffitt
Name: David A. Proffitt
Title: Senior Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: The Bank of Tokyo-Mitsubishi UFJ, Ltd. by: /s/ D. Barnell
Name: D. Barnell
Title: Authorized Signatory

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: Union Bank, N.A. by: /s/ Megan Webster
Name: Megan Webster
Title: Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: PNC Bank, National Association by: /s/ Robin C. Bunch
Name: Robin C. Bunch
Title: Credit Officer

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: KeyBank National Association by: /s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: Banco Popular de Puerto Rico by: /s/ Hector J. Gonzalez
Name: Hector J. Gonzalez
Title: Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: The Northern Trust Company by: /s/ Morgan A. Lyons
Name: Morgan A. Lyons
Title: Senior Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: Capital One, N.A. by: /s/ Mary Jo Hoch
Name: Mary Jo Hoch
Title: Senior Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: REGIONS BANK by: /s/ Cyndi Giles
Name: Cyndi Giles
Title: Vice President

SIGNATURE PAGE TO J.C. PENNEY COMPANY, INC. CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE LENDER: Chang Hwa Commercial Bank, Ltd., New York Branch by: /s/ Eric Y.S. Tsai
Name: Eric Y.S. Tsai
Title: Vice President & General Manager

SCHEDULE 2.01

Commitments

INSTITUTION	COMMITMENT
JPMorgan Chase Bank, N.A.	$107,500,000
Bank of America, N.A.	107,500,000
Barclays Bank PLC	107,500,000
Wells Fargo Bank, National Association	107,500,000
BBVA Compass	75,000,000
HSBC Bank USA, National Association	75,000,000
The Royal Bank of Scotland plc	75,000,000
U.S. Bank	75,000,000
Citibank, N.A.	60,000,000
Goldman Sachs Bank USA	60,000,000
The Bank of New York Mellon	45,000,000
Standard Chartered Bank	45,000,000
State Street Bank and Trust Company	45,000,000
UMB Bank, n.a.	45,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	30,000,000
Union Bank	30,000,000
PNC Bank, National Association	25,000,000
KeyBank National Association	25,000,000
Banco Popular de Puerto Rico	25,000,000
The Northern Trust Company	25,000,000
Capital One, N.A.	25,000,000
Regions Bank	25,000,000
Chang Hwa Commercial Bank, Ltd.	10,000,000
Total	$1,250,000,000

SCHEDULE 2.05

Issuing Banks

Bank of America, N.A.

The Bank of New York Mellon

Barclays Bank PLC

BBVA Compass

HSBC Bank USA, National Association

JPMorgan Chase Bank, N.A.

KeyBank National Association

PNC Bank, National Association

The Royal Bank of Scotland plc

Standard Chartered Bank

UMB Bank, n.a.

U.S. Bank

Wells Fargo Bank, National Association

SCHEDULE 3.06

Disclosed Matters

None.

SCHEDULE 3.12

Material Subsidiaries

J. C. Penney Corporation, Inc.
JCP Real Estate Holdings, Inc.
J. C. Penney Properties, Inc.

SCHEDULE 6.01

Existing Indebtedness

Name of Issuer	Title of Securities of Issuer	Amount of Such Securities Outstanding (in millions of $)
J. C. Penney Corporation, Inc.*	5.75% Senior Notes Due 2018	300
J. C. Penney Corporation, Inc.*	5.65% Senior Notes Due 2020	400
J. C. Penney Corporation, Inc.*	6.375% Senior Notes Due 2036	400
J. C. Penney Corporation, Inc.*	6.875% Medium-Term Notes Due 2015	200
J. C. Penney Corporation, Inc.*	6.9% Notes Due 2026	2
J. C. Penney Corporation, Inc.*	7.125% Debentures Due 2023	255
J. C. Penney Corporation, Inc.*	7.4% Debentures Due 2037	326
J. C. Penney Corporation, Inc.*	7.625% Notes Due 2097	500
J. C. Penney Corporation, Inc.*	7.65% Debentures Due 2016	200
J. C. Penney Corporation, Inc.*	7.95% Debentures Due 2017	285
J. C. Penney Corporation, Inc.*	9.0% Notes Due 2012	230
Total		3,098

* J. C. Penney Company, Inc. is a co-obligor (or guarantor, as appropriate) for these outstanding debt securities.

Other Debt:
Capital lease obligations	$1 million

Existing Letters of Credit outstanding under the Existing Credit Agreement that will become Letters of Credit outstanding hereunder on the Effective Date.

SCHEDULE 6.02

Existing Liens

Capital lease obligations	$1.0 million

SCHEDULE 6.04

Existing Investments

JCP Realty, Inc. and its subsidiaries	100% of common stock
Leveraged lease investments	$136.0 million (as of January 29, 2011)

SCHEDULE 6.08

Existing Restrictions

1.	Restrictions which appear in the Existing Indentures as they are defined in the Credit Agreement.

2.	Restrictions which appear in JCPenney leases which prevent the use of that leasehold interest itself as security for any obligation.

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [Identify Lender]]1

3.	Borrowers: J.C. Penney Corporation, Inc. and each Borrowing Subsidiary.

1 Select as applicable

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement.

5.
Credit Agreement:  The Amended and Restated Credit Agreement dated as of April 29, 2011 among J.C. Penney Company, Inc., J.C. Penney Corporation, Inc., J.C. Penney Purchasing Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Wells Fargo Bank, National Association, as LC Agent.

6.	Assigned Interest:

Facility Assigned2	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans3
	$	$	%
	$	$	%
	$	$	%

Effective Date:                                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Commitment", "Revolving Loan", "Swingline Loan", etc.)
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],

by______________________________
Title:

ASSIGNEE [NAME OF ASSIGNEE],

by _____________________________
Title:

Consented to:
J.C. PENNEY CORPORATION, INC.,

by ____________________________
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by  ___________________________
Title:

ANNEX 1

J.C. PENNEY COMPANY, INC.
J.C. PENNEY CORPORATION, INC.
J.C. PENNEY PURCHASING CORPORATION
CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other agreement, instrument or document related thereto (each, a “Loan Document”), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations

2
which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

dated as of

April [●], 2011,

among

J. C. PENNEY COMPANY, INC.,
J. C. PENNEY CORPORATION, INC.,
J. C. PENNEY PURCHASING CORPORATION,

the Subsidiaries of J. C. Penney Company, Inc.
identified herein,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

	Table of Contents
		Page
	ARTICLE I Definitions
SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1
	ARTICLE II Guarantee
SECTION 2.01.	Guarantee	3
SECTION 2.02.	Guarantee of Payment	3
SECTION 2.03.	No Limitations, Etc.	4
SECTION 2.04.	Reinstatement	5
SECTION 2.05.	Agreement To Pay; Subrogation	5
SECTION 2.06.	Information	5
	ARTICLE III Security Interest
SECTION 3.01.	Security Interest	5
SECTION 3.02.	Representations and Warranties	6
SECTION 3.03.	Covenants	7
	ARTICLE IV Remedies
SECTION 4.01.	Remedies upon Default	9
SECTION 4.02.	Application of Proceeds	11
	ARTICLE V Indemnity, Subrogation and Subordination
SECTION 5.01.	Indemnity and Subrogation	11
SECTION 5.02.	Contribution and Subrogation	12
SECTION 5.03.	Subordination	12
	ARTICLE VI Miscellaneous

ii

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT dated as of April [●], 2011 (this “Agreement”), among J. C. PENNEY COMPANY, INC. (“Holdings”), J. C. PENNEY CORPORATION, INC. (the “Parent Borrower”), J. C. PENNEY PURCHASING CORPORATION (“Purchasing”), the Subsidiaries of Holdings identified on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders and the Issuing Banks (each as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”).

Reference is made to (a) the Existing Credit Agreement (as defined in the Credit Agreement referred to below) and (b) the Guarantee and Collateral Agreement dated as of April 8, 2009 (as amended through the date hereof, the “Existing Collateral Agreement”) among Holdings, the Parent Borrower, Purchasing, each subsidiary of Holdings listed on Schedule I thereto and the Administrative Agent.  The Existing Credit Agreement is being amended and restated pursuant to and in accordance with the Credit Agreement.  The amendment and restatement of the Existing Credit Agreement pursuant to the Credit Agreement is conditioned upon, among other things, the execution and delivery of this Agreement in order to amend and restate the Existing Collateral Agreement.

ARTICLE I

Definitions

SECTION 1.01.  Credit Agreement.  (a)  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement (as defined herein).  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Collateral” has the meaning assigned to such term in Section 3.01.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of April [●], 2011, among Holdings, the Parent Borrower, Purchasing, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Wells Fargo Bank, National Association, as LC Agent.

“Grantors” means Holdings, the Parent Borrower, Purchasing and the Subsidiary Grantors.

“Guarantors” means Holdings, the Parent Borrower, Purchasing and the Subsidiary Guarantors.

“Inventory” means all inventory of any Grantor other than consignment inventory.

“Loan Document Obligations” means (a) the due and punctual payment by each Borrower and each Account Party of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower or any Account Party under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of any Borrower or any Account Party to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower and each Account Party under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into and (c) the due and punctual payment of all monetary obligations and other liabilities of any Loan Party in respect of overdrafts and related liabilities and obligations arising from or in connection with Treasury Services, to the extent, in the case of clauses (b) and (c) above, the documentation for such obligations specifically provides that such Lender or Affiliate of a Lender is entitled to the benefit of the Security Interest hereunder.

“Parties” means the Grantors and the Guarantors.

“Perfection Certificate” means a certificate substantially in the form of Exhibit C, completed and supplemented with the schedules and attachments

2

 contemplated thereby, and duly executed by an executive officer or a Financial Officer of the Parent Borrower or the applicable Additional Grantor(s).

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the LC Agent, (d) the Issuing Banks, (e) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (g) any Lender to which obligations in respect of Treasury Services are owed and (h) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Subsidiary Grantors” means (a) the Subsidiaries identified on Schedule I and (b) each Additional Grantor that becomes a party to this Agreement as contemplated by Section 6.17.

“Subsidiary Guarantors” means (a) the Subsidiaries identified on Schedule II and (b) each other Subsidiary that becomes a party to this Agreement as contemplated by Section 6.16.

“Subsidiary Parties” means the Subsidiary Grantors and the Subsidiary Guarantors.

“Treasury Services” means treasury, depositary or cash management services (including purchasing cards and stored value cards) from, or any automated clearinghouse transfer of funds to, any entity that is a Lender.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations.  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.  Each of the Guarantors waives presentment to, demand of payment from and protest to any Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment.  Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations
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or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Borrower, any Account Party or any other Person.

SECTION 2.03. No Limitations, Etc.  (a)  Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 6.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise, other than the defense of payment of such obligations in accordance with the terms thereof.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full of all the Loan Document Obligations (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case for which no claim has been made)).  Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security (in accordance with the Loan Documents) and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, in each case in accordance with the Loan Documents, all without affecting the obligations of any Guarantor (in its capacity as such) hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the payment in full of all the Loan Document Obligations (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case for which no claim has been made).  The Administrative Agent and the other Secured Parties may, at their election, and in each case in accordance with the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Loan Party or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of any Guarantor (in its capacity as such) hereunder
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except to the extent the Loan Document Obligations have been paid in full (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case for which no claim has been made).  To the fullest extent permitted by applicable law, each Guarantor (in its capacity as such) waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement.  Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored to any Loan Party by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against such Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article V.

SECTION 2.06. Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Security Interest

SECTION 3.01. Security Interest.  (a)  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, all its right, title or interest in or to (i) any and all of the
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Inventory now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and (ii) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing (collectively, the “Collateral”).

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor.  Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

(c) Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(d) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Administrative Agent and the other Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Effective Date.  The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral that have been prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, as modified, delivered, prepared or supplemented from time to time pursuant to the Credit Agreement (or specified by notice from the Parent Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03(a) or 5.12 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the

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ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Encumbrances that have priority as a matter of law and Liens expressly permitted pursuant to clauses (c) and (h) of Section 6.02 of the Credit Agreement.

(d) The Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Encumbrances and Liens expressly permitted pursuant to clauses (c), (d), (g), (h) and (m) of Section 6.02 of the Credit Agreement.  None of the Grantors has filed or consented to the filing of any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Encumbrances and Liens expressly permitted pursuant to clauses (c), (d), (g), (h) and (m) of Section 6.02 of the Credit Agreement.

(e) Notwithstanding the foregoing, the representations and warranties set forth in this Section as to perfection and priority of the Security Interest in Proceeds are limited to the extent provided in Section 9-315 of the Uniform Commercial Code.

SECTION 3.03. Covenants.  (a)  Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Administrative Agent showing the identity, amount and location of any and all Inventory.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien other than Permitted Encumbrances and Liens expressly permitted by clauses (c), (d), (g), (h) and (m) of Section 6.02 of the Credit Agreement (and, in the case
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of the priority of the Security Interest of the Administrative Agent, other than Permitted Encumbrances that have priority as a matter of law and those Liens expressly permitted pursuant to clauses (c) and (h) of Section 6.02 of the Credit Agreement).

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(d) [Reserved.]

(e) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement or this Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.  The Administrative Agent will give notice to the Parent Borrower of any exercise of the Administrative Agent’s rights or powers pursuant to this paragraph (e); provided that any failure to give or delay in giving such notice shall not operate as a waiver of, or preclude any other or further exercise of, such rights or powers or the exercise of any other right or power pursuant to this Agreement.

(f) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, to the same extent as if the Security Interest had not been granted to the Administrative Agent in the Collateral, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Grantors shall (i) make or permit to be made a pledge or hypothecation of the Collateral or (ii) grant any other Lien in respect of the Collateral, except as expressly permitted by the Credit Agreement.  None of the Grantors shall make or permit to be made any transfer of the Collateral, except that, unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have
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occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided that, on or prior to the date of any transfer or any other disposition of Inventory permitted by the Credit Agreement by any Grantor to any Subsidiary that is not a Grantor, the Parent Borrower shall deliver to the Administrative Agent an Asset Coverage Certificate.

(h) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral in accordance with the requirements set forth in Schedule III hereto and Section 5.07 of the Credit Agreement.  Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of (i) making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and (ii) making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable.  All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees, upon the demand of the Administrative Agent, to make the Collateral available to the Administrative Agent, and it is agreed that the Administrative Agent shall have the right, to the extent permitted by applicable law, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public
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or private sale, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate.  Upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of the Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-612 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may (with the consent of the Administrative Agent) make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full, in which case any excess proceeds thereof shall be disposed of as set forth in Section 4.02 hereof.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and
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to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds.  The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all Obligations consisting of costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.
ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03), each of the Borrowers and each of the Account Parties agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of a Borrower or an Account Party, such Borrower or such Account Party (as the case may be) shall indemnify such Guarantor for the full amount of
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such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement to satisfy in whole or in part an Obligation of a Borrower or an Account Party, such Borrower or Account Party (as the case may be) shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation.  Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor (other than Holdings or the Parent Borrower) shall be sold pursuant to this Agreement to satisfy any Obligation of a Borrower or an Account Party  and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrowers or the Account Parties as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 6.16 or Section 6.17, respectively, the date of the supplement hereto executed and delivered by such Guarantor or Grantor).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall (subject to Section 5.03) be subrogated to the rights of such Claiming Party under Section 5.01 to the extent of such payment.

SECTION 5.03. Subordination.  (a)  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 5.01 and 5.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.  No failure on the part of any Borrower, any Account Party or any Guarantor or Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b) Each of the Guarantors and Grantors hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, Grantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of the Obligations.
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ARTICLE VI

Miscellaneous

SECTION 6.01. Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Parent Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 6.02. Rights Absolute.  All rights of the Administrative Agent hereunder, the Security Interest and all obligations of each Guarantor and Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document (other than this Agreement), any other agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor or Grantor in respect of the Obligations or this Agreement, other than payment in full of the Loan Document Obligations (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case for which no claim has been made).

SECTION 6.03. Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until terminated as provided in Section 6.15(a).

SECTION 6.04. Binding Effect; Several Agreement.  This Agreement shall become effective as to any Party when a counterpart hereof executed on behalf of such Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Party, the Administrative Agent and the other Secured Parties and their respective successors and
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assigns, except that no Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Party and may be amended, modified, supplemented, waived or released with respect to any Party without the approval of any other Party and without affecting the obligations of any other Party hereunder.

SECTION 6.05. Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.06. Administrative Agent’s Fees and Expenses; Indemnification.  The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnification, in each case as provided in Section 9.03 of the Credit Agreement.

SECTION 6.07. Administrative Agent Appointed Attorney-in-Fact.  Each Guarantor and Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Guarantor or Grantor during the continuance of an Event of Default for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Guarantor or Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, other than to exercise commercially reasonable care in the custody and preservation of
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any Collateral in its possession.  The Administrative Agent and the Parent Borrower acknowledge that the exercise of the powers granted to the Administrative Agent herein to deal with or dispose of the Collateral on a basis in keeping with orderly business proceedings designed to preserve the value of the Collateral to customers of the Grantor would be commercially reasonable.

SECTION 6.08. Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 6.09. Waivers; Amendment.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 6.10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE ADMINISTRATIVE AGENT) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE ADMINISTRATIVE AGENT) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES
15

THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.11. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 6.12. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute a single contract (subject to Section 6.04), and shall become effective as provided in Section 6.04.  Delivery of an executed signature page to this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 6.13. Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.14. Jurisdiction; Consent to Service of Process.  (a)  Each of the Parties and the Administrative Agent hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto (including, for the avoidance of doubt, the Administrative Agent) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or Grantor or its respective properties in the courts of any jurisdiction.

(b) Each of the Parties and the Administrative Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto (including, for the avoidance of doubt, the Administrative Agent) hereby irrevocably
16

waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement (including, for the avoidance of doubt, the Administrative Agent) irrevocably consents to service of process in the manner provided for notices in Section 6.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.15. Termination or Release.  (a)  This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall automatically terminate when all the Loan Document Obligations have been paid in full (other than unasserted indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case for which no claim has been made) and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and no Issuing Bank has any further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and, in the case of a Subsidiary Party that is a Subsidiary Grantor, the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of Holdings.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is not prohibited by the Credit Agreement to any Person that is not a Grantor, or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) Notwithstanding anything herein or in any other Loan Document to the contrary, the Security Interest shall automatically be released at any time when (i) Holdings has a Credit Rating of (A) Baa3 with stable outlook or better from Moody’s and (B) BBB- with stable outlook or better from S&P, (ii) no Default has occurred and is continuing or would result from such release and (iii) the Administrative Agent shall have received a certificate from a Financial Officer of Holdings or the Parent Borrower confirming that the conditions in this paragraph (d) are satisfied.

(e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) above, the Administrative Agent shall execute and deliver to any Grantor at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and shall authorize the filing of any applicable documents evidencing such termination or release (including, without limitation, UCC termination statements).  Any execution and delivery of documents pursuant to this Section 6.15 shall be without recourse to or warranty by the Administrative Agent.
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SECTION 6.16. Additional Guarantors.  (a)  Pursuant to, and to the extent provided in, Section 5.11 of the Credit Agreement, additional Subsidiaries may be required to enter into this Agreement as Guarantors.  Upon execution and delivery by the Administrative Agent and any such Subsidiary of an instrument in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein.

(b) In the event of a Permitted Holding Company Reorganization, New Holdco is required to enter in this Agreement as a Guarantor.  Upon execution and delivery by the Administrative Agent and New Holdco of an instrument in form and substance similar to Exhibit A hereto, New Holdco shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein.

(c) The execution and delivery of any such instrument described in paragraph (a) or (b) above shall not require the consent of any other party hereto.  The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantee Party as a party to this Agreement.

SECTION 6.17. Additional Grantors.  Pursuant to the terms of the Credit Agreement, Additional Grantors may enter into this Agreement as Subsidiary Grantors.  Upon execution and delivery by the Administrative Agent and any such Additional Grantor of an instrument in the form of Exhibit B hereto, such Additional Grantor shall become an a Subsidiary Grantor hereunder with the same force and effect as if originally named as an Subsidiary Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other party hereto or any Secured Party.  The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Subsidiary Grantor as a party to this Agreement.

SECTION 6.18. Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Issuing Bank and Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Issuing Bank or Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement owed to such Issuing Bank or Lender, irrespective of whether or not such Issuing Bank or Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.02 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.  The rights of each Issuing Bank and Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Issuing Bank or Lender may have.  Any
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Lender or Issuing Bank exercising its rights under this Section shall give notice thereof to the relevant Guarantor on or prior to the day of the exercise of such rights.

SECTION 6.19. Existing Collateral Agreement.  Effective on the Effective Date, the Existing Collateral Agreement is hereby amended and restated in its entirety hereby.  The amendment and restatement of the Existing Collateral Agreement hereby shall not be construed to discharge or otherwise affect any obligations of the Loan Parties accrued or otherwise owing under the Existing Collateral Agreement that have not been paid, it being understood that such obligations shall continue as obligations hereunder.  Without limiting the generality of the foregoing, this Agreement is not intended to constitute a novation of the Existing Collateral Agreement.

[The remainder of this page has been left blank intentionally.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

J. C. PENNEY COMPANY, INC.,

by ______________________
Name:
Title:

J. C. PENNEY CORPORATION, INC.,

by ______________________
Name:
Title:

J. C. PENNEY PURCHASING CORPORATION,

by  ______________________
        Name:
        Title:

JCP REAL ESTATE HOLDINGS, INC.,

by  ______________________
        Name:
        Title:

J. C. PENNEY PROPERTIES, INC.,

by  ______________________
        Name:
        Title:

20

JPMORGAN CHASE BANK, N.A., as
Administrative Agent,

by ______________________
Name:
Title:

21

SCHEDULE I
to the Guarantee and
Collateral Agreement

Subsidiary Grantors

JCP Real Estate Holdings, Inc.

J. C. Penney Properties, Inc.

SCHEDULE II
to the Guarantee and
Collateral Agreement

Subsidiary Guarantors

JCP Real Estate Holdings, Inc.

J. C. Penney Properties, Inc.

SCHEDULE III
to the Guarantee and
Collateral Agreement

Insurance Requirements

(a)  Each Grantor will maintain (or cause to be maintained on its behalf), with financially sound and reputable insurance companies or associations or captive insurance companies or pursuant to self-insurance, insurance with respect to all Inventory constituting Collateral, in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations.

(b)  Policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders’ loss payable clause in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee and (ii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders.  Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent.  Each Grantor shall deliver to the Administrative Agent a copy of a certificate of insurance evidencing the required coverage on or prior to the Effective Date and upon each renewal or replacement of such policies thereafter.

EXHIBIT A
to the Guarantee and
Collateral Agreement

GUARANTEE SUPPLEMENT NO. __ dated as of [●], to the Amended and Restated Guarantee and Collateral Agreement dated as of April [●], 2011, among J. C. PENNEY COMPANY, INC., a Delaware corporation (“Holdings”), J. C. PENNEY CORPORATION, INC., a Delaware corporation (the “Parent Borrower”), J. C. PURCHASING CORPORATION, a New York corporation (“Purchasing”), each subsidiary of Holdings listed on Schedule I thereto (together with Holdings, the Parent Borrower and Purchasing, the “Parties”)), and JPMORGAN CHASE BANK, N.A., (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined therein).

A.  Reference is made to the Amended and Restated Credit Agreement dated as of April [●], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Parent Borrower, Purchasing, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and Wells Fargo Bank, National Association, as LC Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

C.  The Parties have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Section 6.16 of the Collateral Agreement provides that additional Subsidiaries of Holdings may become Subsidiary Guarantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 6.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Guarantor (and accordingly, becomes a Guarantor) under the Collateral Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof.  Each reference to a “Guarantor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.

SECTION 8.  The New Subsidiary agrees that the Administrative Agent shall be entitled to reimbursement for its expenses in connection with this Supplement, in each case as provided in Section 9.03 of the Credit Agreement.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name Of New Subsidiary], by Name: Title:
JPMORGAN CHASE BANK, N.A., as Administrative Agent, by Name: Title:

3

EXHIBIT B
to the Guarantee and
Collateral Agreement

GRANTOR SUPPLEMENT NO. __ dated as of [●], to the Guarantee and Collateral Agreement dated as of April [●], 2011, among J. C. PENNEY COMPANY, INC., a Delaware corporation (“Holdings”), J. C. PENNEY CORPORATION, INC., a Delaware corporation (the “Parent Borrower”), J. C. PURCHASING CORPORATION, a New York corporation (“Purchasing”), each subsidiary of Holdings listed on Schedule I thereto (together with Holdings, the Parent Borrower and Purchasing, the “Parties”)), and JPMORGAN CHASE BANK, N.A., (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined therein).

A.  Reference is made to the Amended and Restated Credit Agreement dated as of April [●], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Parent Borrower, Purchasing, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and Wells Fargo Bank, National Association, as LC Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

C.  The Parties have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Section 6.17 of the Collateral Agreement provides that Additional Grantors may become Subsidiary Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Additional Grantor (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Grantor under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 6.17 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Grantor (and accordingly, becomes a Grantor) under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment or performance, as the case may be, in full of the Obligations, hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all its right, title or interest in or to (i) any and all of the Inventory now owned or at any time hereafter acquired by the New Subsidiary or in which the New Subsidiary now has or at any time in the future may acquire any right, title or interest and (ii) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing.  Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that Schedule I attached hereto is a completed Perfection Certificate in the form of Exhibit C to the Collateral Agreement (but solely with respect to such New Subsidiary and its assets and not with respect to any other Grantor or its assets) dated the date hereof and signed by an executive officer or Financial Officer of the New Subsidiary.

SECTION 5.  Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

2

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Collateral Agreement.

SECTION 9.  The New Subsidiary agrees that the Administrative Agent shall be entitled to reimbursement for its expenses in connection with this Supplement, in each case as provided in Section 9.03 of the Credit Agreement.

3

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name Of New Subsidiary], by Name: Title:
JPMORGAN CHASE BANK, N.A., as Administrative Agent, by Name: Title:

4

SCHEDULE I
to Grantor Supplement No. __
to the Guarantee and
Collateral Agreement

SCHEDULE I

EXHIBIT C
to the Guarantee and
Collateral Agreement

PERFECTION CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement dated as of April [●], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among J. C. Penney Company, Inc. (“Holdings”), J. C. Penney Corporation, Inc. (the “Parent Borrower”), J. C. Penney Purchasing Corporation (“Purchasing”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, as administrative agent (the “Administrative Agent”), and Wells Fargo Bank, National Association, as LC Agent.  Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.  [As used herein the term “Grantors” shall mean Holdings, the Parent Borrower, Purchasing, the Subsidiary Grantors and, to the extent there are any Additional Grantors, such Additional Grantors.] [As used herein the term “Grantors” means [each Additional Grantor.]

The undersigned, an executive officer or Financial Officer of [the Parent Borrower] [applicable Additional Grantor(s)], hereby certifies to the Administrative Agent and each other Secured Party as follows:

1.           Names.  (a)  The exact legal name of each Grantor, as such name appears in its respective certificate of formation, is as follows:

Exact Legal Name of Each Grantor

(b)  Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

Grantor	Other Legal Name in Past 5 Years	Date of Name Change

(c)  No Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization.

(d)  The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

Grantor	Other Name Used

(e)  Set forth below is the organizational identification number, if any, issued by the jurisdiction of formation of each Grantor:

Grantor	Organizational Identification Number

(f)  Set forth below is the Federal Taxpayer Identification Number of each Grantor:

Grantor	Federal Taxpayer Identification Number

2

2.  Current Locations.  (a)  The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b) The jurisdiction of formation of each Grantor is set forth opposite its name below:

Grantor	Jurisdiction

(c) Set forth below opposite the name of each Grantor are all the locations where the Grantor maintains any Inventory not identified above:

Grantor	Mailing Address	County	State

3.  Unusual Transactions.  All Inventory has been acquired by the Grantors in the ordinary course of business.

4.  File Search Reports.  File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to each Grantor in Section 2(b) hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5.  UCC Filings.  UCC financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office
3

in the jurisdiction in which each Grantor is organized as set forth with respect to such Grantor in Section 2(b) hereof.

6.  Schedule of Filings.  Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.
4

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on this _____ day of ______, 2011.

[J. C. PENNEY CORPORATION, INC. ]
[ADDITIONAL GRANTOR],
by ________________________
Name:
Title:

5

SCHEDULE 5

UCC Financing Statements

SCHEDULE 6

UCC Filings and Filing Offices

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of April 29, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among J.C. Penney Company, Inc., J.C. Penney Corporation, Inc., J.C. Penney Purchasing Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Wells Fargo Bank, National Association, as LC Agent.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of any Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Parent Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],
by __________________________

Name:
Title:

EXHIBIT D-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 29, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among J.C. Penney Company, Inc., J.C. Penney Corporation, Inc., J.C. Penney Purchasing Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Wells Fargo Bank, National Association, as LC Agent.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Parent Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[The remainder of this page has been left blank intentionally.]

EXHIBIT D-2

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],
by ___________________________

Name:
Title:

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 29, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among J.C. Penney Company, Inc., J.C. Penney Corporation, Inc., J.C. Penney Purchasing Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Wells Fargo Bank, National Association, as LC Agent.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of any Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Foreign Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender in writing and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],
by _____________________

Name:
Title:

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 29, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among J.C. Penney Company, Inc., J.C. Penney Corporation, Inc., J.C. Penney Purchasing Corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Wells Fargo Bank, National Association, as LC Agent.

Pursuant to the provisions of Section 2.16(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Foreign Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],
by _________________________

Name:
Title:

EXHIBIT E

[FORM OF]

BORROWING REQUEST

Date:  ___________, _____

To:	JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 29, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among J.C. Penney Corporation, Inc., J.C. Penney Company, Inc., J.C. Penney Purchasing Corporation, the lenders from time to time party thereto, J.P. Morgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as LC Agent.

The undersigned hereby requests:
 ☐   A borrowing of                                                                 ☐ A renewal or conversion of
Revolving Loans                                                                      Revolving Loans
            ☐ ABR Borrowing    ☐  Eurodollar Borrowing (Revolving Loans only)

1.                      On ________________________  (a Business Day).
2.                      In the aggregate amount of $  ______________________.
3.                      For a Eurodollar Borrowing: with an initial Interest Period of __________months.
4.                      The proceeds of any Revolving Loans requested herein shall be disbursed to the following account: ________________________________ (location and number).

J.C. PENNEY CORPORATION, INC.
By: _______________________

Name:
Title:

EXHIBIT F
[FORM OF]

INTEREST ELECTION REQUEST

Date:  ___________, _____

To:	JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 29, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among J.C. Penney Corporation, Inc., J.C. Penney Company, Inc., J.C. Penney Purchasing Corporation, the lenders from time to time party thereto, J.P. Morgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as LC Agent.

1.                      The undersigned hereby requests that this Interest Election Request be applied to the following Borrowing(s): ___________________________

2.	The resulting Borrowing will be a/an (select one):
☐ABR Borrowing     ☐Eurodollar Borrowing

3.                      The Effective Date shall be ______________  (a Business Day).
4.                      For a Eurodollar Borrowing: with an Interest Period of  ____________________ months.

J.C. PENNEY CORPORATION, INC.
By: ________________________

Name:
Title:

EXHIBIT G

[FORM OF]

PROMISSORY NOTE

$[           ]                                                                                                 New York, New York

                                     [●], 201[●]

FOR VALUE RECEIVED, the undersigned, J. C. PENNEY CORPORATION, INC. (the “Parent Borrower”), hereby promises to pay to [     ] (the “Lender”) or its registered assigns, at the office of JPMorgan Chase Bank, N.A. (the “Administrative Agent”) at 363 Madison Avenue, Floor 24, New York, New York 10179, on the Maturity Date (as defined in the Amended and Restated Credit Agreement dated as of April 29, 2011 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)), among the Parent Borrower, J.C. Penney Company, Inc., J.C. Penney Purchasing Corporation, the lenders from time to time party thereto, the Administrative Agent and Wells Fargo Bank, National Association, as LC Agent, in lawful money of the United States of America in immediately available funds, (A) the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Loans made by the Lender to any Borrower pursuant to the Credit Agreement and (B) interest from the date hereof on the principal amount thereof from time to time outstanding, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Parent Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Parent Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.  In case and Event of Default shall occur and be continuing, the principal and accrued interest on this promissory note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.  The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of any Borrower under this Note.

This promissory note is one of the promissory notes referred to in Section 2.09(e) of the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  This promissory note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

J. C. PENNEY CORPORATION, INC.
By: ________________________

Name:
Title:

Schedule A to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Adjusted LIBO Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By